Table of Contents

PART II — INFORMATION REQUIRED IN OFFERING CIRCULAR

An Offering Statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

Preliminary Offering Circular

Subject to Completion, Dated February __, 2020

Atomic Studios, Inc.
1140 Highland Ave #222
Manhattan Beach CA 90266

10,000,000 SHARES OF CLASS A COMMON STOCK

Atomic Studios, Inc. (the “Company”), is offering a maximum of 10,000,000 shares of Class A Common Stock (the “Offered Shares”), par value of $0.0001 per share (the “Class A Common Stock”), on a “best efforts” basis. The maximum offering amount (“Maximum Offering Amount”) for the Company is $50,000,000. The fixed initial public offering price per share will be $5.00 per share upon qualification of the Offering Statement (as defined below) by the Securities and Exchange Commission (“SEC”).

	Number of Shares	Price to Public	Underwriting Discounts and Commissions	Proceeds Before Expenses to Company

Per Share		$5.00	0	$5.00
Total Maximum	10,000,000	50,000,000	0	5,000,000

(1)	In computing the minimum and maximum number of shares of Class A Common Stock offered by the Company, we assumed an initial public offering price of $5.00 per share of Class A Common Stock.
(2)	This is the initial public offering of securities of Atomic Studios, Inc., a Wyoming corporation. We are offering 10,000,000 shares of our Class A Common Stock, par value $0.0001 (“Class A Common Stock”) at an offering price of $5.00 per share for 10,000,000 shares (the “Offered Shares”). The minimum purchase requirement per investor is 200 Offered Shares at $5.00 ($1,000); however, we can waive the minimum purchase requirement on a case-by-case basis in our sole discretion.
(3)	This is a “best efforts” offering. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds. See “How to Subscribe.”
(4)	We are offering these securities without an underwriter.
(5)	Excludes estimated total offering expenses, including underwriting discount and commissions, will be approximately $5,000,000 assuming the maximum offering amount is sold.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

These securities are speculative securities. Investment in the Company’s stock involves significant risk. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 6 of this Offering Circular.

These securities are described in the section on “Securities Offered” on page 55. The Company has two classes of Common Stock. The holders of Class B common stock, which include our Chief Executive Officer, are entitled to elect a majority of the board of directors.

This Offering Circular uses the Offering Circular format.

We expect to commence the proposed sale to the public when the offering is qualified by the Securities and Exchange Commission.

The date of this Offering Circular is February __, 2020.

This is the initial public offering of securities of Atomic Studios, Inc., a Wyoming corporation. We are offering 10,000,000 shares of our Class A Common Stock, par value $0.0001 (“Class A Common Stock”) at an offering price of $5.00 per share.

This offering will terminate on twelve months from the day the Offering is qualified, subject to extension for up to thirty (30) days as defined below or the date on which the maximum offering amount is sold (such earlier date, the “Termination Date”). If, on the initial closing date, we have sold less than the maximum number of Offered Shares, then we will hold one or more additional closings for additional sales, until the earlier of: (i) the sale of the maximum number of Offered Shares or (ii) the Termination Date. The minimum purchase requirement per investor is 200 Offered Shares at $5.00 ($1,000); however, we can waive the minimum purchase requirement on a case-by-case basis in our sole discretion.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

Continuous Offering

Under Rule 251(d)(3) to Regulation A, the following types of continuous or delayed offerings are permitted, among others: (1) securities offered or sold by or on behalf of a person other than the issuer or its subsidiary or a person of which the issuer is a subsidiary; (2) securities issued upon conversion of other outstanding securities; or (3) securities that are part of an offering which commences within two calendar days after the qualification date. These may be offered on a continuous basis and may continue to be offered for a period in excess of 30 days from the date of initial qualification. They may be offered in an amount that, at the time the offering statement is qualified, is reasonably expected to be offered and sold within two years from the initial qualification date. No securities will be offered or sold “at the market.” The supplement will not, in the aggregate, represent any change from the maximum aggregate offering price calculable using the information in the qualified offering statement. This information will be filed no later than two business days following the earlier of the date of determination of such pricing information or the date of first use of the offering circular after qualification.

Sale of these shares will commence within two calendar days of the qualification date and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

This Offering will be conducted on a “best-efforts” basis, which means our Officers will use their commercially reasonable best efforts in an attempt to offer and sell the Shares. Our Officers will not receive any commission or any other remuneration for these sales. In offering the securities on our behalf, the Officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended. This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the laws of any such state.

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for the Securities by the Company.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

In this Offering Circular, unless the context indicates otherwise, references to “Atomic Studios”, “we”, the “Company”, “our” and “us” refer to the activities of and the assets and liabilities of the business and operations of Atomic Studios, Inc.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING
STATEMENTS

Some of the statements under “Summary”, “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Our Business” and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate”, “believe”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “potential”, “should”, “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

•	Our lack of a profitable operating history;

•	The competition that we face;

•	Our dependence upon external sources for the financing of our operations, particularly given that there are concerns about our ability to continue as a “going concern”;

•	Our dependence on our officers and directors, who may be difficult to replace;

•	Our ability to manage our expansion, growth and operating expenses;

•	Our ability to finance our businesses;

•	Our ability to promote our businesses;

•	Our ability to compete and succeed in highly competitive and evolving businesses;

•	Our ability to respond and adapt to changes in technology and customer behavior; and

•	Our ability to protect our intellectual property and to develop, maintain and enhance strong brands.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as maybe be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

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SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Class A Common Stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements."

Company Information

The Company, sometimes referred to herein as “we,” “us,” “our,” and the “Company” and/or “Atomic Studios”. We incorporated in the State of Wyoming on July 2, 2019.

Company Information

Atomic Studios, Inc. offices are located at 1140 Highland Ave #222 Manhattan Beach CA 90266. Our Website is http://www.Atomic.video. Our telephone number is 800-681-5988 and our Email address is frank@atomic.video.

We do not incorporate the information on or accessible through our website into this Offering Circular, and you should not consider any information on, or that can be accessed through, our website a part of this Offering Circular.

Dividends

The Company has not declared or paid a cash dividend to stockholders since it was organized and does not intend to pay dividends in the foreseeable future. The board of directors presently intends to retain any earnings to finance our operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon the Company's earnings, capital requirements and other factors.

Trading Market

We will be applying to have our Class A Common Stock traded in the OTCQB marketplace of OTCMarkets Group.

The Offering

This is a public offering of securities of Atomic Studios, Inc., a Wyoming corporation. We are offering 10,000,000 shares of our Class A Common Stock, par value $0.0001 (“Class A Common Stock”) at an offering price of $5.00 per share (the “Offered Shares”). This Offering will terminate on twelve months from the day the Offering is qualified, or the date on which the maximum offering amount is sold (such earlier date, the “Termination Date”). The minimum purchase requirement per investor is 20 Offered Shares ($100) based on an offering price of $5.00; however, we can waive the minimum purchase requirement on a case-by-case basis in our sole discretion.

These securities are speculative securities. Investment in the Company’s stock involves significant risk. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 6 of this Offering Circular.

We are offering our shares without the use of an exclusive placement agent, however, we may engage various securities brokers to place shares in this offering with investors for commissions of up to 10% of the gross proceeds.

We expect to commence the sale of the shares as of the date on which the Offering Statement of which this Offering Circular a part is approved by the Attorney General of the state of New York.

See “Risk Factors” to read about factors you should consider before buying shares of Class A Common Stock.

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As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

This Offering will be conducted on a “best-efforts” basis, which means our Officers will use their commercially reasonable best efforts in an attempt to offer and sell the Shares. Our Officers will not receive any commission or any other remuneration for these sales. In offering the securities on our behalf, the Officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the laws of any such state.

This offering is being made on a self-underwritten basis without the use of an exclusive placement agent, however, we may engage various securities brokers to place shares in this offering with investors on a commission basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

In order to subscribe to purchase the shares, a prospective investor must complete a subscription agreement and send payment by check, online portal, wire transfer or ACH. The Company has not currently engaged any party for the public relations or promotion of this offering. As of the date of this filing, there are no additional offers for shares, nor any options, warrants, or other rights for the issuance of additional shares except those described herein.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

In this Offering Circular, unless the context indicates otherwise, references to “Atomic Studios, Inc.”, “we”, the “Company”, “our” and “us” refer to the activities of and the assets and liabilities of the business and operations of Atomic Studios, Inc.

Section 15(g) of the Securities Exchange Act of 1934

Our shares are covered by section 15(g) of the Securities Exchange Act of 1934, as amended that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser’s written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to sell your shares in the secondary market.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one-page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as bid and offer quotes, a dealers spread and broker/dealer compensation; the broker/dealer compensation, the broker/dealers’ duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers’ rights and remedies in cases of fraud in penny stock transactions; and, FINRA’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

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Alternative Reporting Standard

When SEC registration is not required, companies must generally still make information publicly available pursuant to Federal securities laws, including Rule 10b-5 under the Exchange Act and pursuant Rule 144(c)(2) under the Securities Act. OTCMarkets Group offers the Alternative Reporting Standard for companies who choose to make material information publicly available to investors.

OTCQB companies incorporated in the U.S. that do not report to the SEC, U.S. Banking Regulators or a Qualified Foreign Exchange can follow the Alternative Reporting Standard. These companies provide disclosure pursuant to the Alternative Reporting Standard Disclosure Guidelines for OTCQX and OTCQB. This disclosure is available for investors on otcmarkets.com.

OTCQB companies are subject to OTCQB Standards. Companies provide current and potential investors with a set of “material” information to help investors make a sound investment decision. This company disclosure enables an investor to understand the company's business operations and prospects.

Pink companies that do not report to the SEC, U.S. Banking Regulators or a Qualified Foreign Exchange may publish disclosure in accordance with the OTC Pink Basic Disclosure Guidelines. These requirements are designed to give an investor the basic information a broker-dealer must maintain under Exchange Act Rule 15c2-11 in order to initiate a quote in a security on the OTCMarkets Pink Open Market Division. The Alternative Reporting Standard is available both to U.S. and to international Pink companies.

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The Offering

Issuer:	Atomic Studios, Inc.

Business:	The Company will be a community-driven, on-demand, streaming entertainment network for techies, Trekkies, geeks, and gamers. The platform will have original programming, scripted web series, and films as well as non-scripted content.

Securities offered:	A maximum of 10,000,000 shares of our Class A Common Stock, par value $0.0001 (“Class A Common Stock”) at an offering price of $5.00 per share (the “Offered Shares”).

Number of shares of Class A Common Stock outstanding before the Offering:	16,605,000 shares of Class A Common Stock as of November 2019.

Number of shares of Class A Common Stock to be outstanding after the Offering:	26,605,000 shares of Class A Common Stock, if the maximum amount of Offered Shares are sold

Number of shares of Class B Common Stock to be outstanding after the Offering	4,000,000

Price per share:	$5.00

Maximum offering amount for the Company:	10,000,000 shares at a price of $5.00.

Trading Market:	We are applying to have our Class A Common Stock traded in the OTCQB marketplace of OTCMarkets Group.

Use of Proceeds:	If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses) will be $48,000,000. We will use these net proceeds for business development and working capital, and other general corporate purposes.

Risk factors:

Investing in our Class A Common Stock involves a high degree of risk, including, but not limited to:

Speculative nature of our business.

Competition.

Concerns about our ability to continue as a going concern.

Our need for more capital.

Risks of competition.

Limited market for our stock.

Dilution.

Use of Forward-Looking Statements

Investors are advised to read and pay careful attention to the section on Risk Factors.

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RISK FACTORS

The following is only a brief summary of the risks involved in investing in our Company. Investment in our Securities involves risks. You should carefully consider the following risk factors in addition to other information contained in this Disclosure Document. The occurrence of any of the following risks might cause you to lose all or part of your investment. Some statements in this Document, including statements in the following risk factors, constitute “Forward-Looking Statements.”

The price of our Class A Common Stock may be volatile.

If we are able to get a trading market for our Class A Common Stock, the trading price of our Class A Common Stock is likely to remain highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control or unrelated to our operating performance. In addition to the factors discussed in this “Risk Factors” section and elsewhere, these factors include: the operating performance of similar companies; the overall performance of the equity markets; the announcements by us or our competitors of acquisitions, business plans, or commercial relationships; threatened or actual litigation; changes in laws or regulations relating to our business; any major change in our board of directors or management; publication of research reports or news stories about us, our competitors, or our industry or positive or negative recommendations or withdrawal of research coverage by securities analysts; large volumes of sales of our shares of Class A Common Stock by existing stockholders; and general political and economic conditions.

In addition, the stock market in general, and the market for developing companies in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies’ securities This litigation, if instituted against us, could result in very substantial costs; divert our management’s attention and resources; and harm our business, operating results, and financial condition.

Certain provisions of our Articles of Incorporation may affect us and make it more difficult to acquire us.

Certain provisions of our Articles of Incorporation and By-Laws may make it more difficult and time consuming to acquire us. This may reduce our vulnerability to an unsolicited proposal for our takeover. These provisions are outlined below. See “Company Securities – Certain Provisions.” Our Articles also contain restrictions regarding certain mergers, consolidations, asset sales and other “Business Combinations.” “Business Combinations” are defined in the Articles of Incorporation. The above provisions could have the effect of depriving shareholders of any opportunity to sell their shares at a premium over any prevailing market price because takeovers frequently involve purchases of stock directly from shareholders at such a premium price. Further, to the extent these provisions make it less likely that a takeover attempt opposed by our incumbent board of directors and management will succeed; the effect could be to assist the board of directors and management in retaining their existing positions. In addition, our Articles also provide that the provisions outlined herein cannot be amended, altered, repealed, or replaced without a “super-majority” vote or the approval of a Majority of Continuing Directors. See “Company Securities.”

Among other provisions that might make it more difficult to acquire us, we have adopted the following:

Staggered Board. Our Board of Directors has been divided into three classes of directors. The term of one class will expire each year. Directors for each class will be chosen for a three-year term upon the expiration of such class’s term, and the directors in the other two classes will continue in office. The staggered terms for directors may affect the stockholders’ ability to change control of the Company even if a change in control were in the stockholders’ interest. See “Company Securities.”

Preferred Stock. Our charter authorizes the Board of Directors to issue up to 1,000,000,000 shares of Preferred Stock and to establish the preferences and rights (including the right to vote and the right to convert into shares of Common Stock) of any shares issued. The power to issue Preferred Stock could have the effect of delaying or preventing a change in control of the Company even if a change in control were in the stockholders’ interest. See “Company Securities.”

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We have two classes of Common Stock.

We have a dual class structure for our Common Stock consisting of Class A and Class B Common Stock. Holders of the Class B Common Stock are entitled to elect a majority of the board of directors and the holders of the Class A will elect the remainder of the directors. Investors in this offering will be purchasing Class A Common Stock. Our control shareholders own all of the Class B Common Stock and thus will have the right to elect a majority of the board of directors. See “Description of Securities – The Class A Common Stock.”

Doubts about our ability to continue as a going concern

The Company is an early stage enterprise and has not commenced planned principal operations. The Company had no revenues to date and minimal capitalization. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources, such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations, or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company’s existing stockholders.

The Company intends to overcome the circumstances that impact its ability to remain a going concern through a combination of the commencement of revenues, with interim cash flow deficiencies being addressed through additional equity and debt financing. The Company anticipates raising additional funds through public or private financing, strategic relationships or other arrangements in the near future to support its business operations; however, the Company may not have commitments from third parties for a sufficient amount of additional capital. The Company cannot be certain that any such financing will be available on acceptable terms, or at all, and its failure to raise capital when needed could limit its ability to continue its operations. The Company’s ability to obtain additional funding will determine its ability to continue as a going concern. Failure to secure additional financing in a timely manner and on favorable terms would have a material adverse effect on the Company’s financial performance, results of operations and stock price and require it to curtail or cease operations, sell off its assets, seek protection from its creditors through bankruptcy proceedings, or otherwise. Furthermore, additional equity financing may be dilutive to the holders of the Company’s common stock, and debt financing, if available, may involve restrictive covenants, and strategic relationships, if necessary, to raise additional funds, and may require that the Company relinquish valuable rights. Please see Financial Statements – Note 1. Nature of Operations and Basis of Presentation – Going Concern for further information.

The Company is an early stage enterprise and has not commenced planned principal operations. The Company had no revenues to date and minimal capitalization. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources, such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations, or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company’s existing stockholders.

The Company intends to overcome the circumstances that impact its ability to remain a going concern through a combination of the commencement of revenues, with interim cash flow deficiencies being addressed through additional equity and debt financing. The Company anticipates raising additional funds through public or private financing, strategic relationships or other arrangements in the near future to support its business operations; however, the Company may not have commitments from third parties for a sufficient amount of additional capital. The Company cannot be certain that any such financing will be available on acceptable terms, or at all, and its failure to raise capital when needed could limit its ability to continue its operations. The Company’s ability to obtain additional funding will determine its ability to continue as a going concern. Failure to secure additional financing in a timely manner and on favorable terms would have a material adverse effect on the Company’s financial performance, results of operations and stock price and require it to curtail or cease operations, sell off its assets, seek protection from its creditors through bankruptcy proceedings, or otherwise. Furthermore, additional equity financing may be dilutive to the holders of the Company’s Class A Common Stock, and debt financing, if available, may involve restrictive covenants, and strategic relationships, if necessary, to raise additional funds, and may require that the Company relinquish valuable rights. Please see Financial Statements – Note 2. Going Concern for further information.

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Risks Relating to Our Financial Condition

Our management has a limited experience operating a public company and are subject to the risks commonly encountered by early-stage companies.

Although management of Atomic Studios, Inc. has experience in operating small companies, current management has not had to manage expansion while being a public company. Many investors may treat us as an early-stage company. In addition, management has not overseen a company with large growth. Because we have a limited operating history, our operating prospects should be considered in light of the risks and uncertainties frequently encountered by early-stage companies in rapidly evolving markets. These risks include:

•	risks that we may not have sufficient capital to achieve our growth strategy;

•	risks that we may not develop our product and service offerings in a manner that enables us to be profitable and meet our customers’ requirements;

•	risks that our growth strategy may not be successful; and

•	risks that fluctuations in our operating results will be significant relative to our revenues.

These risks are described in more detail below. Our future growth will depend substantially on our ability to address these and the other risks described in this section. If we do not successfully address these risks, our business could be significantly harmed.

We have limited operational history in an emerging industry, making it difficult to accurately predict and forecast business operations.

As we have little or no operational history and have yet to generate revenue, it is extremely difficult to make accurate predictions and forecasts on our finances. This is compounded by the fact that we operate in transforming industries. There is no guarantee that our products or services will remain attractive to potential and current users as these industries undergo rapid change, or that potential customers will utilize our services.

As a growing company, we have yet to achieve a profit and may not achieve a profit in the near future, if at all.

We have not yet produced a net profit and may not in the near future, if at all. While we expect our revenue to grow, we have not achieved profitability and cannot be certain that we will be able to sustain our growth rate or realize sufficient revenue to achieve profitability. Our ability to continue as a going concern may be dependent upon raising capital from financing transactions, increasing revenue throughout the year and keeping operating expenses below our revenue levels in order to achieve positive cash flows, none of which can be assured.

We will require additional capital to support business growth, and this capital might not be available on acceptable terms, if at all.

We intend to continue to make investments to support our business growth and may require additional funds to respond to business challenges, including the need to update our technology, improve our operating infrastructure or acquire complementary businesses and technologies. Accordingly, we will need to engage in continued equity or debt financings to secure additional funds. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of our Class A Common Stock. Any debt financing that we secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. We may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and to respond to business challenges could be impaired, and our business may be harmed.

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We are highly dependent on the services of our key executives, the loss of whom could materially harm our business and our strategic direction. If we lose key management or significant personnel, cannot recruit qualified employees, directors, officers, or other personnel or experience increases in our compensation costs, our business may materially suffer.

We are highly dependent on our management, specifically Mr. “Sky” Douglas Conway (herein referred to as “Sky”) and Mr. Frank Zanca. As of September 30, 2019, we have Employment Agreements in place with Mr. Conway and Mr. Zanca. If we lose key employees, our business may suffer. Furthermore, our future success will also depend in part on the continued service of our management personnel and our ability to identify, hire, and retain additional key personnel. We do not carry “key-man” life insurance on the lives of any of our executives, employees or advisors. We experience intense competition for qualified personnel and may be unable to attract and retain the personnel necessary for the development of our business. Because of this competition, our compensation costs may increase significantly.

We may be unable to manage growth, which may impact our potential profitability.

Successful implementation of our business strategy requires us to manage our growth. Growth could place an increasing strain on our management and financial resources. To manage growth effectively, we will need to:

•	Establish definitive business strategies, goals and objectives;

•	Maintain a system of management controls; and

•	Attract and retain qualified personnel, as well as develop, train, and manage management-level and other employees.

If we fail to manage our growth effectively, our business, financial condition, or operating results could be materially harmed, and our stock price may decline.

We operate in a highly competitive environment, and if we are unable to compete with our competitors, our business, financial condition, results of operations, cash flows and prospects could be materially adversely affected.

Our competition includes all other companies that are in the business of offering streaming service via platforms, such as Hulu, Netflix and Amazon. This includes the present studios and networks that are developing their own streaming platforms.

We may not be able to compete successfully with other established companies offering the same or similar services and, as a result, we may not achieve our projected revenue and user targets.

If we are unable to compete successfully with other businesses in our existing market, we may not achieve our projected revenue and/or customer targets. We compete with both start-up and established energy and alternative energy companies. Compared to our business, our competitors may much greater financial and other resources, have been in business longer, have greater name recognition and be better established in our markets.

We expect to incur substantial expenses to meet our reporting obligations as a public company. In addition, failure to maintain adequate financial and management processes and controls could lead to errors in our financial reporting and could harm our ability to manage our expenses.

We estimate that it will cost approximately $200,000 annually to maintain the proper management and financial controls for our filings required as a public reporting company. In addition, if we do not maintain adequate financial and management personnel, processes and controls, we may not be able to accurately report our financial performance on a timely basis, which could cause a decline in our stock price and adversely affect our ability to raise capital.

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Risks Relating to our Class A Common Stock and Offering

If we are able to develop a market for our Class A Common Stock, our Class A Common Stock may be thinly traded, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

If we are able to develop a market for our Class A Common Stock, it may be thinly traded on the OTCMarket, meaning that the number of persons interested in purchasing our shares at, or near ask prices at any given time, may be relatively small or nonexistent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or nonexistent, as compared to a seasoned issuer, which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained.

The market price for the Class A Common Stock may be particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history, and lack of revenue, which could lead to wide fluctuations in our share price. The price at which you purchase our shares may not be indicative of the price that will prevail in the trading market. You may be unable to sell your Class A Common Shares at or above your purchase price, which may result in substantial losses to you.

The market for our shares of Class A Common Stock may be characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our shares may be sporadically traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our shares is sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative investment due to, among other matters, our limited operating history and lack of revenue or profit to date, and the uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-averse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the securities of a seasoned issuer. The following factors may add to the volatility in the price of our shares: actual or anticipated variations in our quarterly or annual operating results; government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments and additions or departures of our key personnel. Many of these factors are beyond our control and may decrease the market price of our shares regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our shares will be at any time, including as to whether our shares will sustain their current market prices, or as to what effect the sale of shares or the availability of shares for sale at any time will have on the prevailing market price.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The possible occurrence of these patterns or practices could increase the volatility of our share price.

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The market price of our Class A Common Stock may be volatile and adversely affected by several factors.

The market price of our Class A Common Stock could fluctuate significantly in response to various factors and events, including, but not limited to:

•	our ability to market our products and services;

•	our ability to execute our business plan;

•	operating results below expectations;

•	our issuance of additional securities, including debt or equity or a combination thereof;

•	announcements of technological innovations or new products by us or our competitors;

•	loss of any strategic relationship;

•	industry developments, including, without limitation, changes in healthcare policies or practices;

•	economic and other external factors;

•	period-to-period fluctuations in our financial results; and

•	whether an active trading market in our Class A Common Stock develops and is maintained.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our Class A Common Stock. Issuers using the Alternative Reporting standard for filing financial reports with OTCMarkets are often subject to large volatility unrelated to the fundamentals of the company.

We will be subject to the Alternative Reporting Standard

When SEC registration is not required, companies must generally still make information publicly available pursuant to Federal securities laws, including Rule 10b-5 under the Exchange Act and pursuant Rule 144(c)(2) under the Securities Act. OTCMarkets Group offers the Alternative Reporting Standard for companies who choose to make material information publicly available to investors.

OTCQB companies incorporated in the U.S. that do not report to the SEC, U.S. Banking Regulators or a Qualified Foreign Exchange can follow the Alternative Reporting Standard. These companies provide disclosure pursuant to the Alternative Reporting Standard Disclosure Guidelines for OTCQX and OTCQB. This disclosure is available for investors on otcmarkets.com.

OTCQB companies are subject to OTCQB Standards. Companies provide current and potential investors with a set of "material" information to help investors make a sound investment decision. This company disclosure enables an investor to understand the company's business operations and prospects.

Pink companies that do not report to the SEC, U.S. Banking Regulators or a Qualified Foreign Exchange may publish disclosure in accordance with the OTC Pink Basic Disclosure Guidelines. These requirements are designed to give an investor the basic information a broker-dealer must maintain under Exchange Act Rule 15c2-11 in order to initiate a quote in a security on the Pink markets. The Alternative Reporting Standard is available both to U.S. and to international Pink companies.

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We do not expect to pay dividends in the future; any return on investment may be limited to the value of our Class A Common Stock.

We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our Class A Common Stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and development and marketing efforts. There can be no assurance that the Company will ever have sufficient earnings to declare and pay dividends to the holders of our Class A Common Stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors. If we do not pay dividends, our Class A Common Stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

Our issuance of additional shares of Common Stock, or options or warrants to purchase those shares, would dilute your proportionate ownership and voting rights.

We are entitled under our articles of incorporation to issue up to 20,000,000,000 shares of common stock. We have issued, as of the June 2, 2019, 16,605,000 shares of common stock. In addition, we are entitled under our Articles of Incorporation to issue up to 1,000,000,000 “blank check” preferred stock, none of which is presently issued or outstanding. Our board may generally issue shares of common stock, preferred stock, options, or warrants to purchase those shares, without further approval by our shareholders based upon such factors as our board of directors may deem relevant at that time. It is likely that we will be required to issue a large amount of additional securities to raise capital to further our development. It is also likely that we will issue a large amount of additional securities to directors, officers, employees and consultants as compensatory grants in connection with their services, both in the form of stand-alone grants or under our stock plans. We cannot give you any assurance that we will not issue additional shares of common stock, or options or warrants to purchase those shares, under circumstances we may deem appropriate at the time.

The elimination of monetary liability against our directors, officers and employees under our Articles of Incorporation and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contains provisions that eliminate the liability of our directors for monetary damages to our company and shareholders. Our bylaws also require us to indemnify our officers and directors. We may also have contractual indemnification obligations under our agreements with our directors, officers and employees. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees that we may be unable to recoup. These provisions and resulting costs may also discourage our company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit our company and shareholders.

We may become involved in securities class action litigation that could divert management’s attention and harm our business.

The stock market in general, and the shares of early stage companies in particular, have experienced extreme price and volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of the companies involved. If these fluctuations occur in the future, the market price of our shares could fall regardless of our operating performance. In the past, following periods of volatility in the market price of a particular company’s securities, securities class action litigation has often been brought against that company. If the market price or volume of our shares suffers extreme fluctuations, then we may become involved in this type of litigation, which would be expensive and divert management’s attention and resources from managing our business.

As a public company, we may also from time to time make forward-looking statements about future operating results and provide some financial guidance to the public markets. Our management has limited experience as a management team in a public company and as a result, projections may not be made timely or set at expected performance levels and could materially affect the price of our shares. Any failure to meet published forward-looking statements that adversely affect the stock price could result in losses to investors, stockholder lawsuits or other litigation, sanctions or restrictions issued by the SEC.

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Our Class A Common Stock will be deemed a “penny stock,” which will make it more difficult for our investors to sell their shares.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our Class A Common Stock if and when such shares are eligible for sale and may cause a decline in the market value of its stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

As an issuer of a “penny stock,” the protection provided by the federal securities laws relating to forward-looking statements does not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

As an issuer not required to make reports to the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, holders of restricted shares may not be able to sell shares into the open market as Rule 144 exemptions may not apply.

Under Rule 144 of the Securities Act of 1933, holders of restricted shares may avail themselves of certain exemptions from registration if the holder and the issuer meet certain requirements. As a company that is not required to file reports under Section 13 or 15(d) of the Securities Exchange Act, referred to as a non-reporting company, we may not, in the future, meet the requirements for an issuer under 144 that would allow a holder to qualify for Rule 144 exemptions. In such an event, holders of restricted stock would have to utilize another exemption from registration or rely on a registration statement to be filed by the Company registering the restricted stock. Although the Company currently plans to file either a Form 10 or S-1 with the Commission upon the conclusion of the Regulation A offering, there can be no guarantee that the Company will be able to fulfill one of these registration statements, which could have an adverse effect on our shareholders.

Securities analysts may elect not to report on our Class A Common Stock or may issue negative reports that adversely affect the stock price.

At this time, no securities analysts provide research coverage of our Class A Common Stock, and securities analysts may not elect to provide such coverage in the future. It may remain difficult for our company, with its small market capitalization, to attract independent financial analysts that will cover our Class A Common Stock. If securities analysts do not cover our Class A Common Stock, the lack of research coverage may adversely affect the stock’s actual and potential market price. The trading market for our Class A Common Stock may be affected in part by the research and reports that industry or financial analysts publish about our business. If one or more analysts elect to cover our company and then downgrade the stock, the stock price would likely decline rapidly. If one or more of these analysts cease coverage of our company, we could lose visibility in the market, which, in turn, could cause our stock price to decline. This could have a negative effect on the market price of our Class A Common Stock.

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Because directors and officers currently and for the foreseeable future will continue to control Atomic Studios, Inc., it is not likely that you will be able to elect directors or have any say in the policies of Atomic Studios, Inc.

Our shareholders are not entitled to cumulative voting rights. Consequently, the election of directors and all other matters requiring shareholder approval will be decided by majority vote. The directors, officers and affiliates of Atomic Studios, Inc. beneficially own approximately a majority of our outstanding Class A Common Stock voting rights. Due to such significant ownership position held by our insiders, new investors may not be able to affect a change in our business or management, and therefore, shareholders would have no recourse as a result of decisions made by management.

In addition, sales of significant amounts of shares held by our directors, officers or affiliates, or the prospect of these sales, could adversely affect the market price of our Class A Common Stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Since we intend to retain any earnings for development of our business for the foreseeable future, you will likely not receive any dividends for the foreseeable future. We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our Class A Common Stock in the foreseeable future.

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Risks Relating to Our Businesses

Lack of Profitable Operating History.

The Company does not have a history of profitable operation. There is no assurance that the Company will ever be profitable. The Company’s ability to achieve profitability will depend upon a number of factors, including, but not limited to, whether the Company: (1) has funds available for working capital, project development and sales and marketing efforts; (2) has funds for the continuous upgrading of its production operations and facilities; (3) achieves the projected sales revenues; (4) controls the Company’s operating expenses; (5) continues to attract new business; and (6) withstands competition in the Company’s marketplace.

The Company’s activities will require additional financing, which may not be obtainable.

The Company had limited cash deposits. Based on the Company’s expectations as to future performance, the Company considers these resources and existing and anticipated credit facilities, to be inadequate to meet the Company’s anticipated cash and working capital needs at least through December 30, 2019. The Company, however, expects to be able to raise capital to fund the Company’s operations, current and future acquisitions and investment in new program development. The Company may also need to raise additional capital to fund expansion of the Company’s business by way of one or more strategic acquisitions. Unless the Company’s results improve significantly, it is doubtful that the Company will be able to obtain additional capital for any purpose if and when the Company needs it.

The Company depends heavily on the Company’s CEO who may be difficult to replace.

The Company believes that the Company’s future success depends to a significant degree on the skills, experience and efforts of its chairman, CEO. While there are incentives to have him remain with the Company and is bound by an employment contracts, there is no assurance that either of them will not elect to terminate his services to us at any time.

Mr. Conway and Frank Zanca will be devoting limited part-time hours with other businesses and ventures, which are complimentary and not in conflict with Atomic Studios.

Increasing the Company’s business depends on the Company’s ability to increase demand for the Company’s products and services.

While the Company believes that there is a market for its planned increase in the Company’s products and services, there is no guarantee that the Company will be successful in its choice of product or technology or that consumer demand will increase as the Company anticipates.

The Company’s ability to operate and compete effectively requires that the Company hires and retain skilled marketing and technical personnel, who have been in short supply from time to time and may be unavailable to us when the Company needs them.

The Company’s business requires us to be able to continuously attract, train, motivate and retain highly skilled employees, particularly marketing and other senior management personnel. The Company’s failure to attract and retain the highly trained personnel who are integral to the Company’s sales, development and distribution processes may limit the rate at which the Company can generate sales. The Company’s inability to attract and retain the individuals the Company needs could adversely impact the Company’s business and its ability to achieve profitability.

The Company may suffer from a business interruption and continuity of its ongoing operations might be affected.

The Company’s ability to implement its business plans may be adversely affected by any business interruption that will affect the continuity of its operations. While the Company may take reasonable steps to protect itself, there could be interruptions from computer viruses, server attacks, network or production failures and other potential interruptions that would be beyond the Company’s reasonable control. There can be no assurance that the Company’s efforts will prevent all such interruptions. Any of the foregoing events may result in an interruption of services and a breach of the Company’s obligations to its clients and customers or otherwise have a material adverse effect on the business of the Company.

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Macro-economic factors may impede business, access to finance or may increase the cost of finance or other operational costs of the Company.

Changes in the United States and global financial and equity markets, including market disruptions, interest rate fluctuations, or inflation changes, may make it more difficult for the Company to obtain financing for its operations or investments or increase the cost of obtaining financing. In the event that the Company is delayed in attaining its projections, borrowing costs can be affected by short and long-term debt ratings assigned by independent ratings agencies which are based, in significant part, on the Company’s performance as measured by credit metrics such as interest coverage and leverage ratios. Decrease in these ratios or debt ratings would increase the Company’s cost of borrowings and make it more difficult to obtain financing.

There is a limitation on the officers and director’s liability.

The articles of the Company limit the personal liability of directors and officers for breach of fiduciary duty and the Company provides an indemnity for expenses and liabilities to any person who is threatened or is a party to any legal action by reason of the fact that the person is or was a director or officer of the Company unless the action of proven to that the person was liable to be negligent or misconduct in the performance of their duty to the Company.

The loss of our key officers or directors may raise substantial doubt as to the continued viability of the Company.

The Company’s operations depend on the efforts of key officers and directors and the loss of their services may irreparably harm the Company in such a manner that it may not be able to overcome any such loss in management.

Investors may lose their entire investment if the Company fails to implement its business plan.

The Company expects to face substantial risks, uncertainties, expenses, and difficulties because it is a development stage company. The Company was formed in 1961. The Company has no demonstrable operations record of substance upon which you can evaluate the Company’s business and prospects. The Company prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development. The Company cannot guarantee that it will be successful in accomplishing its objectives.

As of the date of this Offering Circular, the Company has had only limited startup operations and has generated very small revenues. Considering these facts, independent auditors have expressed substantial doubt about the Company’s ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement, of which this prospectus is a part. In addition, the Company’s lack of operating capital could negatively affect the value of its common shares and could result in the loss of your entire investment.

Because of our new business model, we have not proven our ability to generate profit, and any investment in the Company is risky.

We have very little meaningful operating history, so it will be difficult for you to evaluate an investment in our stock. We have not sold any of our products to date. Our auditors have expressed substantial doubt about our ability to continue as a going concern. We cannot assure that we will ever be profitable. Since we have not proven the essential elements of profitable operations, you will be furnishing venture capital to us and will bear the risk of complete loss of your investment in the event we are not successful.

We may be unsuccessful in monitoring new trends.

Our net revenue might decrease with time. Consequently, our future success depends on our ability to identify and monitor trends and the development of new markets. To establish market acceptance of new technologies, we will dedicate significant resources to research and development, production and sales and marketing. We will incur significant costs in developing, commissioning and selling new products, which often significantly precede meaningful revenues from its sale. Consequently, new business can require significant time and investment to achieve profitability. Prospective investors should note, however, that there can be no assurance that our efforts to introduce new products or other services will be successful or profitable.

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We may face distribution and product risks.

Our future financial results depend in large part on our ability to develop relationships with our customers. Any disruption in our relationships with our future customers could adversely affect our financial performance.

We may face claims of infringement on intellectual property rights.

Other parties may assert claims of ownership or infringement or assert a right to payment with respect to the exploitation of certain intellectual properties against us. In many cases, the rights owned or being acquired by us are limited in scope, do not extend to exploitation in all present or future uses or in perpetuity. We cannot assure you that we will prevail in any of these claims. In addition, our ability to demonstrate, maintain or enforce these rights may be difficult. The inability to demonstrate or difficulty in demonstrating our ownership or license rights in these technologies may adversely affect our ability to generate revenue from or use of these intellectual property rights.

If our operating costs exceed our estimates, it may impact our ability to continue operations.

We believe we have accurately estimated our needs for the next twelve months. It is possible that we may need to purchase additional equipment, hire additional personnel, and further develop new business ventures, or that our operating costs will be higher than estimated. If this happens, it may impact our ability to generate revenue and we would need to seek additional funding. We intend to establish our initial client base via existing relationships that our directors and officers have established in past business relationships. Should these relationships not generate the anticipated volume of business, any unanticipated costs would diminish our working capital.

The Company may not be able to attain profitability without additional funding, which may be unavailable.

The Company has limited capital resources. Unless the Company begins to generate sufficient revenues to finance operations as a going concern, the Company may experience liquidity and solvency problems. Such liquidity and solvency problems may force the Company to cease operations if additional financing is not available.

We may borrow funds and secure those loans with our assets, which would put those assets at risk.

We may obtain a commercial line of credit to finance costs of production and distribution and to finance the subsequent costs of our film properties. The loans we obtain will be secured by our assets, which will put those assets at risk of forfeiture if we are unable to make our required payment.

Because our industry is highly speculative and inherently risky, our motion picture may not be commercially successful, in which case we will not be able to recover our costs or realize anticipated profits.

Our industry is highly speculative and inherently risky. We cannot assure you that any media we release, distribute, license, acquire or produce will be successful since the revenues derived from the production and distribution of our media depend primarily upon its acceptance by the public, which cannot be predicted. The revenues derived also may not necessarily correlate to the production or distribution costs incurred. A motion picture's commercial success also depends upon the quality and acceptance of other competing media released into the marketplace at or near the same time, the availability of alternative forms of entertainment and leisure time activities, general economic conditions and other tangible and intangible factors, all of which can change and cannot be predicted with certainty. Therefore, there is a substantial risk that some or all of the programs that we release, distribute, license, acquire or produce will not be commercially successful, resulting in costs not being recovered or anticipated profits not being realized. Additionally, forecasting revenue and associated gross profits from our media prior to release is extremely difficult and may result in significant write-offs.

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There are significant risks associated with our industry.

The completion and commercial success of our media is extremely unpredictable, and our industry involves a substantial degree of risk. Each release is an individual artistic work, and its commercial success is primarily determined by audience reaction, which is unpredictable. The completion and commercial success of our media also depends upon other factors, such as:

•	talent and crew availability

•	financing requirements,

•	distribution strategy, including the time of the year and the number of screens on which it is shown,

•	the number, quality and acceptance of other competing media released into the marketplace at or near the same time,

•	critical reviews,

•	the availability of alternative forms of entertainment and leisure time activities,

•	piracy and unauthorized recording, transmission and distribution of competing media,

•	general socioeconomic conditions and political events,

•	weather conditions, and

•	other tangible and intangible factors.

All of these factors can change and cannot be predicted with certainty. In addition, demand is seasonal, with the greatest attendance typically occurring during the summer and holidays. The release of a production during a period of relatively low theater attendance is likely to affect the productions receipts adversely.

Enforcing our proprietary rights may require litigation.

Litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets, to protect our patents, to determine the validity and scope of the proprietary rights of others, or to defend against claims of infringement or invalidity. Any such litigation could result in substantial costs and diversion of resources and could have a material adverse effect on our business, operating results or financial condition.

We are subject to risks caused by the availability and cost of insurance.

Changing conditions in the insurance industry have affected most areas of corporate insurance. These changes have in the past and may in the future result in higher premium costs, higher deductibles and lower insurance coverage limits. Due to these factors, we have elected to self-insure certain risks.

We face numerous risks in our international licensing activities.

We may derive revenues from licensing distribution rights in territories outside the United States. Our financial results and results of operations could be negatively affected by the risks inherent in international trade, many of which are beyond our control. These risks include: (1) laws and policies affecting trade, investment and taxes, including laws and policies relating to the repatriation of funds and withholding taxes, and changes in these laws; (2) differing cultural tastes and attitudes, including varied censorship laws; (3) differing degrees of protection for intellectual property; (4) motion picture piracy; (5) financial instability and increased market concentration of buyers in foreign television markets including in European pay television markets; (6) the instability of foreign economies and governments; (7) changes in foreign currency exchange rates and currency controls; (8) trade protection measures; (9) longer accounts receivable collection patterns; (10) changes in regional or worldwide economic or political conditions; (11) war and acts of terrorism; or (12) natural disasters.

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Because our contracts are typically denominated in U.S. dollars, advances and minimum guarantees of license fees payable to us by foreign distributors, and advances and minimum guarantees that we pay to foreign producers in connection with the acquisition of distribution rights, generally are unaffected by exchange rate fluctuations. However, to the extent our agreements with foreign sub-distributors require them to pay us a percentage of revenues in excess of any advance or minimum guarantee, fluctuations in the currencies in which these revenues are received by the sub-distributor may affect the amount of U.S. dollars that we receive in excess of any minimum guarantee. Exchange rate fluctuations also could affect the ability of sub-distributors to pay agreed minimum guarantees or to bid for and acquire rights to motion pictures that we distribute. Although exchange rate fluctuations generally have not had a material effect on our results of operations in the past, we cannot assure you that these fluctuations will not have a material impact on our future results of operations.

Piracy, including digital and Internet piracy, may decrease revenue received from the exploitation of our media.

Media piracy is extensive in many parts of the world and is made easier by technological advances and the conversion of motion pictures into digital formats, which facilitates the creation, transmission and sharing of high quality unauthorized copies of motion pictures in theatrical release, on videotapes and DVDs, from pay-per-view through set top boxes and other devices and through unlicensed broadcasts on free TV and the Internet. The proliferation of unauthorized copies and piracy of these products has an adverse effect on our business because these products reduce the revenue we receive from our legitimate products. Unauthorized copying and piracy are prevalent in territories outside of the U.S., Canada and Western Europe and in countries where we may have difficulty enforcing our intellectual property rights. The U.S. government has publicly considered implementing trade sanctions against specific countries that, in its opinion, do not make appropriate efforts to prevent copyright infringements of U.S. produced motion pictures. There can be no assurance, however, that voluntary industry embargoes or U.S. government trade sanctions will be enacted or, if enacted, effective. If enacted, such actions could impact the amount of revenue that we realize from the international exploitation of motion pictures depending upon the countries subject to such action and the duration and effectiveness of such action. If embargoes or sanctions are not enacted or if other measures are not taken, we may lose an indeterminate amount of additional revenue as a result of motion picture piracy.

Our business involves risks of liability claims for entertainment content, which could adversely affect our business, results of operations and financial condition.

As an owner and distributor of entertainment content, we may face potential liability for:

(1) defamation; (2) invasion of privacy; (3) right of publicity or misappropriation; (4) actions for royalties and accounting; (5) breach of contract; (6) negligence; (7) copyright or trademark infringement (as discussed below); and (8) other claims based on the nature and content of the materials distributed.

These types of claims have been brought, sometimes successfully, against broadcasters, producers and distributors of entertainment content. Any imposition of liability that is not covered by insurance or is in excess of insurance coverage could have a material adverse effect on our business, results of operations and financial condition.

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We face substantial capital requirements and financial risks.

Our business requires a substantial investment of capital. The development and distribution of content and other media programs require a significant amount of capital. A significant amount of time will elapse between our expenditure of funds and the receipt of commercial revenues from or government contributions to our content and programs. This time lapse requires us to use a significant portion of our capital or obtain requirements from other financing sources. Although we intend to continue to reduce the risks of our production exposure through monthly subscribers, we cannot assure you that we will implement successfully these arrangements or that we will not be subject to substantial financial risks relating to the production, acquisition, completion and release of our content. Any of the foregoing could have a material adverse effect on our business, results of operations and financial condition. In addition, if our content's production incurs substantial budget overruns, we cannot assure you that we will recoup these costs, which could have a material adverse effect on our business, results of operations and financial condition. Increased costs incurred with respect to our programming may result in such content not being ready for release at the intended time and the postponement to a potentially less favorable time, all of which could cause a decline in performance, and thus the overall financial success of such platform. Budget overruns could also prevent programs from being completed or released. Any of the foregoing could have a material adverse effect on our business, results of operations and financial condition.

We face competition for a finite amount of domestic and foreign markets from existing independent streaming network companies. Almost all of our competitors have greater financial and other resources than we have.

The streaming network industry is intensely competitive. Competition comes from companies within the same business and companies in other entertainment media that create alternative forms of leisure entertainment. We will be competing with the major networks and studios that dominate the streaming industry. Some of these companies include: Netflix, Hulu, Disney, CBS and Amazon, Warner Brothers/DC among others. We will also compete with numerous independent streaming platforms for the acquisition of content and literary properties, the services of performing artists, directors, producers, and other creative and technical personnel, and production financing. Nearly all of the companies we will compete with are organizations of substantially larger size and capacity, with far greater financial and personnel resources and longer operating histories, and may be better able to acquire properties, personnel and financing, and enter into more favorable distribution agreements. In addition, our content will compete for audience acceptance with motion pictures produced and distributed by other companies. Our success is dependent on public taste, which is both unpredictable and susceptible to rapid change.

In order to be competitive, we must create a network of aesthetic and narrative quality comparable to the content of the major networks that appeals to a wide range of public taste both in the United States and abroad. Also, we plan on exploiting similar methods of distribution available to streaming services. If we are unable to effectively compete with either the smaller or larger competition, our ability to earn revenue will be compromised and we may have to cease doing business. As a result, investors in us could lose their entire investment.

The Company’s competitors are rapidly changing and may be well capitalized and financially stronger. Our competitors could reproduce the company’s business model without significant barriers to entry.

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We could be adversely affected by strikes and other union activity.

We do not have any unionized employees within our company, but we do rely on members of the Screen Actors Guild, the Writers Guild of America, the Directors Guild of America and other guilds in connection with most of our productions. We are currently subject to collective bargaining agreements with these unions and, therefore, must comply with all provisions of those agreements in order to hire actors, directors or writers who are members of these guilds. Provisions in each labor contract with each of the Guilds obligate us to pay residuals to their members based on various criteria including the airing of programs. If we fail to pay such residuals to those entitled to receive them, any of the unions that represent our actors, writers and directors may have the right to foreclose on any one production, giving rise to such residual in order to compensate its union members accordingly. Additionally, we may be adversely impacted by work stoppages or strikes. For example, the four-month long strike by the Writers Guild, which ended February 2008, diminished the pool of writers available to us during such work stoppage. The collective bargaining agreement with the Screen Actors Guild expires in June 2008, and a halt or delay in negotiating a new industry-wide union contract, depending on the length of time involved, could lead to a strike by union members and cause delays in the development, production and completion of our programs and thereby could adversely affect the revenue that our streaming service generates. Any new collective bargaining agreements may increase our expenses in the future.

Business interruptions and disasters could adversely affect our operations.

Our operations are vulnerable to outages and interruptions due to fire, flood, power loss, telecommunications failures and similar events beyond our control. We may operate or store our servers in California. California locations have, in the past, and may, in the future, be subject to earthquakes as well as electrical blackouts as a consequence of a shortage of available electrical power. In addition, we will not have business interruption insurance as well as property damage insurance to cover losses that stem from an event that could disrupt our business. Most of our content is unique in nature and cannot be easily reproduced. If any storage facility were to suffer damage or destruction such that our content is no longer able to be licensed or distributed, our opportunity to generate revenue by re-licensing our content would be limited and would potentially impact our earnings and financial condition.

We may incur significant expenses in order to protect and defend against intellectual property claims, including claims where others may assert intellectual property infringement claims against us.

Our success depends, in part, upon sufficient protection of our intellectual property. There can be no assurance that infringement or misappropriation claims (or claims for indemnification resulting from such claims) will not be asserted or prosecuted against us, or that any assertions or prosecutions will not materially adversely affect our business, financial condition or results of operations. Notwithstanding the validity or the successful assertion of such claims, we would incur significant costs and diversion of resources with respect to the defense thereof, which could have a material adverse effect on our business, financial condition or results of operations. If any claims or actions are asserted against us, we may seek to obtain a license of a third party’s intellectual property rights. We cannot provide any assurances, however, that under such circumstances a license would be available on reasonable terms or at all.

Our intellectual property rights may not be enforceable in certain foreign jurisdictions.

We attempt to protect our proprietary and intellectual property rights in our productions through available copyright and trademark laws as well as through licensing and distribution arrangements with reputable international companies in specific territories and for limited durations. We rely on copyright laws to protect the works of authorship created by us or transferred to us via assignment or by operation of law as works made for hire. We have generally recorded or registered our copyright and trademark interests in the United States. Despite these precautions, existing copyright and trademark laws vary from country to country and the laws of some countries in which our productions are marketed may not protect our intellectual property to the same extent as do U.S. laws, or at all. Furthermore, although copyrights and trademarks that arise under United States and United Kingdom law will be recognized in most other countries (as most countries are signatories to the Berne Convention, the Universal Copyright Convention and the Madrid Protocol), we cannot guarantee that courts in other jurisdictions will afford our copyrights and trademarks the same treatment as do courts in the United States or the United Kingdom. Although we believe that our intellectual property is enforceable in most jurisdictions, we cannot guarantee such validity or enforceability.

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We may incur accelerated production amortization or significant write-offs if our estimate of total revenue for each production is not accurate.

ROI for each production will be based on total viewership numbers for that specific production. We are required to amortize capitalized production costs over the expected revenue streams as we recognize revenue from each of the associated productions. The amount of production costs that will be amortized depends on the amount of future revenue we expect to receive from each production. If estimated ultimate revenue declines, amortization of capitalized production costs will be accelerated and future margins may be lower than expected. If estimated ultimate revenue is not sufficient to recover the unamortized production costs, the unamortized production costs will be written down to fair value. Such accelerated amortization would adversely impact our business, operating results and financial condition. Furthermore, we will base our estimates of revenue on a variety of information, including recent sales data from domestic and major international licenses and other sources. If the estimates are not correct, and our internal controls over such information do not detect such an error, the amount of revenue and related expenses that we recognize could be incorrect, which could result in fluctuations in our earnings.

We may access a variety of production incentives and subsidies offered by foreign countries and the United States that reduce our production costs. If these incentives and subsidies become less accessible to us or to our production partners, or if they are eliminated, modified, denied or revoked, our production costs could substantially increase.

Production incentives and subsidies for productions are widely used throughout the industry and are important in helping to offset production costs. Many foreign countries, the United States and individual states have programs designed to attract production. Canada is a notable example. Incentives and subsidies are used to reduce production costs and such incentives and subsidies take different forms, including direct government rebates, sale and leaseback transactions or transferable tax credits. We may benefit from these financial incentives and subsidies in Canada as well as in Germany, the United Kingdom, Ireland, Hungary, South Africa, Australia, New Zealand and the United States. The laws and procedures governing these production incentives are subject to change. If we or our production partners are unable to access any of these incentives and subsidies because they are modified or eliminated, we may be forced to restructure the financing of our productions, increasing the likelihood that our inability to offset production costs will cause our profits to decrease. Further, the applications for these incentives and subsidies often are prepared and filed by our production partners, rather than by us, and they are subject to guidelines and criteria mandated by foreign, United States or state governments. We do not control the application or approval processes. If these applications are denied or revoked for any reason, impacting the operations of our production partners, we may be forced to restructure the financing of our productions. Failure to achieve the cost savings that we have historically achieved could have a material adverse effect on our results of operations, financial condition and cash flows.

If consumers spend less on entertainment-related goods and services, we may have difficulty generating revenues and becoming profitable.

Our business opportunities are directly dependent upon the level of consumer spending on entertainment products and other related products, a discretionary spending item. In addition, our success depends upon a number of factors relating to consumer spending, including future economic conditions affecting disposable consumer income such as employment, business conditions, interest rates, and tax rates. Consumer spending in general or spending in the entertainment market in particular may decline, which would likely have a direct effect on our ability to generate revenues.

Our success is primarily dependent on audience acceptance of our content, which is extremely difficult to predict and therefore inherently risky.

We cannot predict the economic success of our motion pictures because the revenue derived from the distribution of our content (which does not necessarily bear any correlation to the production or distribution costs incurred) depends primarily upon its acceptance by the public, which cannot be accurately predicted. The economic success of our streaming network also depends upon the public’s acceptance of competing services, the availability of alternative forms of entertainment and leisure time activities, general economic conditions and other tangible and intangible factors, all of which can change and cannot be predicted with certainty.

In general, the economic success of a motion picture is dependent on its domestic theatrical performance, which is a key factor in predicting revenue from other distribution channels and is largely determined by our ability to produce content and develop stories and characters that appeal to a broad audience and the effective marketing of the motion picture. If we are unable to accurately judge audience acceptance of our content or to have the content effectively marketed, the commercial success of the platform will be in doubt, which could result in costs not being recouped or anticipated profits not being realized. Moreover, we cannot assure that our streaming service will generate enough revenue to offset its operational and marketing costs, in which case we would not receive many monthly subscribers.

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The costs of producing and marketing a streaming service has steadily increased and may increase in the future, which may make it more difficult for a streaming platform to generate a profit or compete against other films. The production and marketing of our streaming platform requires substantial capital and the costs of producing and marketing our content have generally increased in recent years. These costs may continue to increase in the future, which may make it more difficult for our content to generate a profit or compete against other platforms. Historically, production costs and marketing costs have risen at a rate faster than increases in monthly subscription prices. A continuation of this trend would leave us more dependent on other media, such as home video, television, international markets and new media for revenue.

We compete for audiences based on a number of factors, many of which are beyond our control.

Despite a general increase in monthly streaming subscribers, the number of streaming services made available by competitors, particularly the major U.S. networks and studios, may create an oversupply of product in the market, and may make it more difficult for our streaming service to succeed.

Our operation and production budgets may increase, and production spending may exceed our budget.

Our production budgets may continue to increase due to factors including, but not limited to, (1) escalation in compensation rates of people required to work on our current projects, (2) number of personnel required to work on our current projects, (3) equipment needs, (4) the enhancement of existing, or the development of new, proprietary technology and (5) the expansion of our facilities to accommodate the growth of the studio. Due to production exigencies, which are often difficult to predict, it is not uncommon for production spending to exceed production budgets, and our current project may not be completed within the budgeted amounts.

General Business Risks

Our business and operations may experience rapid growth. If we fail to manage our growth, our business and operating results could be harmed, and we may have to incur significant expenditures to address the additional operational and control requirements of this growth.

We may experience rapid growth in our sales and operations, which may place significant demands on our management, operational and financial infrastructure. If we do not manage our growth, the quality of our products and services could suffer, which could negatively affect our brand and operating results. To manage this growth, we will need to continue to improve our operational, financial and management controls and our reporting systems and procedures. These systems enhancements and improvements will require significant capital expenditures and allocation of valuable management resources. If the improvements are not implemented successfully, our ability to manage our growth will be impaired and we may have to make significant additional expenditures to address these issues, which could harm our financial position. The required improvements may include: Enhancing our information and communication systems to attempt to optimize proper service to our customers and enhancing systems of internal controls to ensure timely and accurate reporting of all of our operations.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud. As a result, current and potential stockholders could lose confidence in our financial reporting, which would harm our business and the trading price of our stock.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. If we cannot provide reliable financial reports or prevent fraud, our brand and operating results could be harmed. We may in the future discover areas of our internal controls that need improvement. We cannot be certain that any measures we implement will ensure that we achieve and maintain adequate controls over our financial processes and reporting in the future. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.

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We have limited operating history and a relatively new business model in an emerging and rapidly evolving market. This makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful.

We have limited operating history. You must consider our business and prospects in light of the risks and difficulties we will encounter as an early-stage company in a new and rapidly evolving market. We may not be able to successfully address these risks and difficulties, which could materially harm our business and operating results.

We cannot be certain that additional financing will be available on reasonable terms when required, or at all.

From time to time, we may need additional financing. Our ability to obtain additional financing, if and when required, will depend on investor demand, our operating performance, the condition of the capital markets, and other factors. We cannot assure you that additional financing will be available to us on favorable terms when required, or at all. We may need to raise additional funds through the issuance of equity, equity-linked or debt securities, those securities may have rights, preferences, or privileges senior to the rights of our Common Stock, and our existing stockholders may experience dilution.

Risks Related to this Offering

There has been a limited public market for our Class A Common Stock prior to this Offering, and an active market in which investors can resell their shares may not develop.

Prior to this Offering, there has been no public market for our Class A Common Stock. We cannot predict the extent to which an active market for our Class A Common Stock will develop or be sustained after this Offering, or how the development of such a market might affect the market price of our Class A Common Stock. The initial offering price of our Class A Common Stock in this Offering will be agreed between us and the underwriters based on a number of factors, including market conditions in effect at the time of the Offering, and it may not be in any way indicative of the price at which our shares will trade following the completion of this Offering. Investors may not be able to resell their shares at or above the initial offering price.

Investors in this Offering will experience immediate and substantial dilution.

If all of the shares offered are sold at the maximum offering price, investors in this Offering will own 64% of the then outstanding shares of our Common Stock and will experience a dilution of $4.80 per share. See “Dilution.”

The market price of our Class A Common Stock may fluctuate, and you could lose all or part of your investment.

The offering price for our Class A Common Stock will be set by us based on a number of factors, and may not be indicative of prices that will prevail on OTCMarkets or elsewhere following this Offering. The price of our Class A Common Stock may decline following this Offering. The stock market in general, and the market price of our Class A Common Stock, will likely be subject to fluctuation whether due to, or irrespective of, our operating results, financial condition and prospects.

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Our financial performance, our industry’s overall performance, changing consumer preferences, technologies and advertiser requirements, government regulatory action, tax laws and market conditions in general could have a significant impact on the future market price of our Class A Common Stock. Some of the other factors that could negatively affect our share price or result in fluctuations in our share price include:

•	actual or anticipated variations in our periodic operating results;

•	changes in earnings estimates;

•	changes in market valuations of similar companies;

•	actions or announcements by our competitors;

•	adverse market reaction to any increased indebtedness we may incur in the future;

•	additions or departures of key personnel;

•	actions by stockholders;

•	speculation in the press or investment community; and

•	our intentions and ability to list our Class A Common Stock on a national securities exchange and our subsequent ability to maintain such listing.

We do not expect to declare or pay dividends in the foreseeable future.

We do not expect to declare or pay dividends in the foreseeable future, as we anticipate that we will invest future earnings in the development and growth of our business. Therefore, holders of our Class A Common Stock will not receive any return on their investment unless they sell their securities, and holders may be unable to sell their securities on favorable terms or at all.

Because we do not have an audit or compensation committee, shareholders will have to rely on our directors, none of whom is independent, to perform these functions.

We do not have any audit or compensation committee. The Board of Directors performs these functions as a whole. No one member of the Board of Directors is an independent director. Thus, there is a potential conflict in that board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

Because we lack certain internal controls over financial reporting in that we do not have an audit committee and our Board of Directors has no technical knowledge of U.S. GAAP and internal control of financial reporting and relies upon the Company’s financial personnel to advise the Board on such matters, we are subject to increased risk related to financial statement disclosures.

We lack certain internal controls over financial reporting in that we do not have an audit committee and our Board of Directors has no technical knowledge of U.S. GAAP and internal control of financial reporting and relies upon the Company’s financial personnel to advise the Board on such matters. Accordingly, we are subject to increased risk related to financial statement disclosures.

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Our control shareholders hold a significant percentage of our outstanding voting securities, which could reduce the ability of minority shareholders to effect certain corporate actions.

Our control shareholders own or control a majority of the voting power of the Company. As a result of this ownership, they possess and can continue to possess significant influence and can elect and can continue to elect a majority of our Board of Directors and authorize or prevent proposed significant corporate transactions. Their ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer.

Upon the completion of this Offering, we expect to elect to become a public reporting company under the Exchange Act, and thereafter publicly report on an ongoing basis as an “emerging growth company” under the reporting rules set forth under the Exchange Act. If we elect not to do so, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 1 issuers. In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies”, and our stockholders could receive less information than they might expect to receive from more mature public companies.

Upon the completion of this Offering, we expect to elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an “emerging growth company”, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies”, including but not limited to:

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

•	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

•	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

•	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an “emerging growth company” for up to five years, although if the market value of our Class A Common Stock that is held by non-affiliates exceeds $700 million as of any before that time, we would cease to be an “emerging growth company” as of the following January 31.

If we elect not to become a public reporting company under the Exchange Act, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 1 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies”, and our stockholders could receive less information than they might expect to receive from more mature public companies.

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The preparation of our consolidated financial statements involves the use of estimates, judgments and assumptions, and our consolidated financial statements may be materially affected if such estimates, judgments or assumptions prove to be inaccurate.

Financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) typically require the use of estimates, judgments and assumptions that affect the reported amounts. Often, different estimates, judgments and assumptions could reasonably be used that would have a material effect on such financial statements, and changes in these estimates, judgments and assumptions may occur from period to period over time. Significant areas of accounting requiring the application of management’s judgment include, but are not limited to, determining the fair value of assets and the timing and amount of cash flows from assets. These estimates, judgments and assumptions are inherently uncertain and, if our estimates were to prove to be wrong, we would face the risk that charges to income or other financial statement changes or adjustments would be required. Any such charges or changes could harm our business, including our financial condition and results of operations and the price of our securities. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for a discussion of the accounting estimates, judgments and assumptions that we believe are the most critical to an understanding of our consolidated financial statements and our business.

If securities industry analysts do not publish research reports on us, or publish unfavorable reports on us, then the market price and market trading volume of our Class A Common Stock could be negatively affected.

Any trading market for our Class A Common Stock will be influenced in part by any research reports that securities industry analysts publish about us. We do not currently have and may never obtain research coverage by securities industry analysts. If no securities industry analysts commence coverage of us, the market price and market trading volume of our Class A Common Stock could be negatively affected. In the event we are covered by analysts, and one or more of such analysts downgrade our securities, or otherwise reports on us unfavorably, or discontinues coverage or us, the market price and market trading volume of our Class A Common Stock could be negatively affected.

Future issuances of our Class A Common Stock or securities convertible into our Class A Common Stock, or the expiration of lock-up agreements that restrict the issuance of new Class A Common Stock or the trading of outstanding stock, could cause the market price of our Class A Common Stock to decline and would result in the dilution of your shareholding.

Future issuances of our Class A Common Stock or securities convertible into our Class A Common Stock, and/or conversion of the Notes convertible into Class A Common Stock, or the expiration of lock-up agreements that restrict the sale of Class A Common Stock by selling shareholders, or the trading of outstanding stock, could cause the market price of our Class A Common Stock to decline. We cannot predict the effect, if any, of the exercise of conversion of the Notes into Class A Common Stock or other future issuances of our Class A Common Stock or securities convertible into our Class A Common Stock, or the future expirations of lock-up agreements, on the price of our Class A Common Stock. In all events, future issuances of our Class A Common Stock would result in the dilution of your shareholding. In addition, the perception that locked-up parties will sell their securities when the lockups expire, could adversely affect the market price of our Class A Common Stock.

Our shares are subject to the penny stock rules, making it more difficult to trade our shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If the price of our Class A Common Stock is less than $5.00, our Class A Common Stock will be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our Class A Common Stock, and therefore stockholders may have difficulty selling their shares.

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Our management has broad discretion as to the use of certain net proceeds from this Offering.

We intend to use up to $48,000,000 of the net proceeds from this Offering (if we sell all of the shares being offered) for working capital and other general corporate purposes. However, we cannot specify with certainty the particular uses of such proceeds. Our management will have broad discretion in the application of the net proceeds designated for use as working capital or for other general corporate purposes. Accordingly, you will have to rely upon the judgment of our management with respect to the use of these proceeds. Our management may spend a portion or all of the net proceeds from this Offering in ways that holders of our Class A Common Stock may not desire or that may not yield a significant return or any return at all. The failure by our management to apply these funds effectively could harm our business. Pending their us, we may also invest the net proceeds from this Offering in a manner that does not produce income or that loses value. Please see “Use of Proceeds” below for more information.

Cautionary Statement Regarding Forward-Looking Statements

This Offering Circular contains various “forward-looking statements.” You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “approximately,” “intends,” “plans,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. These statements may be impacted by a number of risks and uncertainties.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our Securities. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled “Risk Factors.”

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PLAN OF DISTRIBUTION

This Offering Circular is part of an Offering Statement that we filed with the SEC, using a continuous offering process. Periodically, as we have material developments, we will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The Offering Statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Additional Information” below for more details.

Trading Market

We are applying to have our Class A Common Stock traded in the OTCMarkets Pink Open Market Division.

Pricing of the Offering

Prior to the Offering, there has been a limited public market for the Offered Shares. The initial public offering price was determined by us. The principal factors considered in determining the initial public offering price include:

•	the information set forth in this Offering Circular and otherwise available;

•	our history and prospects and the history of and prospects for the industry in which we compete;

•	our past and present financial performance;

•	our prospects for future earnings and the present state of our development;

•	the general condition of the securities markets at the time of this Offering;

•	the recent market prices of, and demand for, publicly traded Class A Common Stock of generally comparable companies; and

•	other factors deemed relevant by us.

Continuous Offering

Under Rule 251(d)(3) to Regulation A, the following types of continuous or delayed offerings are permitted, among others: (1) securities offered or sold by or on behalf of a person other than the issuer or its subsidiary or a person of which the issuer is a subsidiary; (2) securities issued upon conversion of other outstanding securities; or (3) securities that are part of an offering which commences within two calendar days after the qualification date. These may be offered on a continuous basis and may continue to be offered for a period in excess of 30 days from the date of initial qualification. They may be offered in an amount that, at the time the offering statement is qualified, is reasonably expected to be offered and sold within two years from the initial qualification date. No securities will be offered or sold “at the market.” The supplement will not, in the aggregate, represent any change from the maximum aggregate offering price calculable using the information in the qualified offering statement. This information will be filed no later than two business days following the earlier of the date of determination of such pricing information or the date of first use of the offering circular after qualification.

Offering Period and Expiration Date

This Offering will start on or after the Qualification Date and will terminate if the Minimum Offering is not reached or, if it is reached, on the Termination Date.

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Other Selling Restrictions

Other than in the United States, no action has been taken by us that would permit a public offering of our Common Stock in any jurisdiction where action for that purpose is required. Our Class A Common Stock may not be offered or sold, directly or indirectly, nor may this Offering Circular or any other offering material or advertisements in connection with the offer and sale of shares of our Class A Common Stock be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this Offering Circular comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this Offering Circular. This Offering Circular does not constitute an offer to sell or a solicitation of an offer to buy our Class A Common Stock in any jurisdiction in which such an offer or solicitation would be unlawful.

Investment Limitations

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth (please see below on how to calculate your net worth). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 2, Regulation A Offering, most investors must comply with the 10% limitation on investment in the Offering. The only investor in this Offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act (an “Accredited Investor”). If you meet one of the following tests you should qualify as an Accredited Investor:

(i)	You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)	You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Offered Shares (please see below on how to calculate your net worth);

(iii)	You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(iv)	You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Offered Shares, with total assets in excess of $5,000,000;

(v)	You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (the "Investment Company Act"), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)	You are an entity (including an Individual Retirement Account trust) in which each) equity owner is an accredited investor;

(vii)	You are a trust with total assets in excess of $5,000,000, your purchase of Offered Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Offered Shares; or

(viii)	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

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Offering Period and Expiration Date

This Offering will start on or after the Qualification Date and will terminate if the Maximum Offering is reached or, if it is not reached, on the Termination Date.

Procedures for Subscribing

When you decide to subscribe for Offered Shares in this Offering, you should:

Go to https://atomic.video, click on the "Invest Now" button and follow the procedures as described.

1	Electronically receive, review, execute and deliver to us a subscription. agreement; and

2	Deliver funds directly by wire, online portal, or electronic funds transfer via ACH to the specified. account maintained by us.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser's revenue or net assets (as of the purchaser's most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser's annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Offered Shares.

In order to purchase offered Shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company's satisfaction, that he is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this Offering.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Class A Common Stock on a best efforts basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

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USE OF PROCEEDS

If we sell all of the shares being offered at the maximum offering price per share of $5.00, our net proceeds (after our estimated offering expenses of $2,000,000) will be $48,000,000. We will use these net proceeds for the following:

Use of Proceeds

Proceeds generated by this offering will be used to fund the following:

•	Create streaming network site
•	Acquire library of content
•	Production for first season of original content
•	Allow for full-time staff
•	Marketing
•	Merchandise development

If 25% of the Shares offered are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
25%	$12,500,000	$500,000	$12,000,000	$150,000	Create streaming network site
				$2,500,000	Acquire library of content
				$5,650,000	Production for first season of original content
				$1,200,000	Allow for full-time staff
				$1,000,000	Marketing, Merchandise development
				$1,500,000	Working Capital
25%	$12,500,000	$500,000	$12,000,000	$12,000,000.00

If 50% of the Shares offered are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
50%	$25,000,000	$1,000,000	$24,000,000	$150,000	Create streaming network site
				$6,450,000	Acquire library of content
				$9,500,000	Production for first season of original content
				$2,400,000	Allow for full-time staff
				$3,000,000	Marketing, Merchandise development
				$2,500,000	Working Capital
50%	$25,000,000	$1,000,000	$24,000,000	$24,000,000.00

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If 75% of the Shared offered are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
75%	$37,500,000	$1,500,000	$36,000,000	$150,000	Create streaming network site
				$8,500,000	Acquire library of content
				$13,500,000	Production for first season of original content
				$4,800,000	Allow for full-time staff
				$5,000,000	Marketing, Merchandise development
				$4,050,000	Working Capital
75%	$37,500,000	$1,500,000	$36,000,000	$36,000,000.00

If 100% of the Shares offered are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
100%	$50,000,000	$2,000,000	$48,000,000	$150,000	Create streaming network site
				$10,500,000	Acquire library of content
				$20,500,000	Production for first season of original content
				$5,800,000	Allow for full-time staff
				$6,000,000	Marketing, Merchandise development
				$5,050,000	Working Capital
100%	$50,000,000	$2,000,000	$48,000,000	$48,000,000.00

We currently have an agreement to acquire 242 vintage era films and 2 vintage era television shows with Desert Island Films for an amount of $5,000. All other future acquisitions are estimated and yet to be transacted.

Working Capital is used for officer’s salaries and cash reserves for future programming projects, acquisitions, joint ventures, and other opportunities that may be presented to Atomic Studios throughout the 12 months that the Reg A+ is active as well as the subsequent 24 months.

The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors.

No portion of the proceeds will be used to compensate or otherwise make payments to officers or directors of the Company.

As indicated in the table above, if we sell only 75%, or 50%, or 25% of the shares offered for sale in this Offering, we would expect to use the resulting net proceeds for the same purposes as we would use the net proceeds from a sale of 100% of the shares, and in approximately the same proportions, until such time as such use of proceeds would leave us without working capital reserve. At that point we would expect to modify our use of proceeds by limiting our expansion, leaving us with the working capital reserve indicated.

The expected use of net proceeds from this Offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this Offering.

In the event we do not sell all of the shares being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this Offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

We will need further financing to continue operations We believe $1 million will be needed to continue operations for the next twelve months.

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DILUTION

If you purchase shares in this offering, your ownership interest in our Class A Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this offering and the net tangible book value per share of our Class A Common Stock after this offering.

Our historical net book value as of September 30, 2019 was $(6,349) or $(0.0004) per then-outstanding share of our Class A Common Stock. Historical net tangible book value per share equals the amount of our total tangible assets less total liabilities, divided by the total number of shares of our Class A Common Stock outstanding, all as of the date specified.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the shares offered for sale in this offering (after deducting estimated offering expenses of $5,000,000, $1,000,000, $1,500,000 and $2,000,000, respectively):

Percentage of shares offered that are sold	100%	75%	50%	25%
Price to the public charged for each share in this offering	$5.00	$5.00	$5.00	$5.00

Historical net tangible book value per share as of July 2019 (1)	$0.0004	$0.0004	$0.0004	$0.0004

Increase in net tangible book value per share attributable to new investors in this offering (2)	$4.80	$4.80	$4.80	$4.80

Net tangible book value per share, after this offering	$4.80	$4.80	$4.80	$4.80

Dilution per share to new investors	$4.80	$4.80	$4.80	$4.80

(1) Based on net book value as of September 30, 2019 of $(6,238) or $(0.0004) per then-outstanding share of our Class A Common Stock.

(2) After deducting estimated offering expenses of $500,000, $1,000,000, $1,500,000 and $2,000,000, respectively.

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DESCRIPTION OF BUSINESS

General

Atomic Studios, Inc. mailing address is: 1140 Highland Ave #222, Manhattan Beach CA 90266. The company does not currently rent office space, but will in the near future upon commencement stock sales. Our Website is: http://www.Atomic.video. Our telephone number is 800-681-5988 and our Email address is frank@atomic.video.

We do not incorporate the information on or accessible through our website into this Offering Circular, and you should not consider any information on, or that can be accessed through, our website a part of this Offering Circular.

Atomic will be a community-driven, on-demand, streaming entertainment network for techies, Trekkies, geeks, and gamers. The platform will have original programming, scripted web series, and films as well as non-scripted content.

Our mission is to create premium, original content as well as offer a host of licensed movies and television shows. Original content will include scripted shows in the sci-fi, action and adventure genres as well as non-scripted shows where celebrity hosts discuss new and innovative technologies as well as sit down with other celebrities to discuss their influences and upcoming projects. Other shows will focus on how science fiction is developing into science fact, while others will be completely creator owned.

Our Experience

Our team has experience in producing low-budget films during their work with other independently-owned production companies prior to the formation of Atomic Studios, Inc., which are not affiliated with Atomic Studios. We plan to produce original content through Atomic Studios in the future upon funding.

Our team has years of experience in the low-budget production arena. We intend to create high- quality content for a fraction of the cost of traditional Hollywood studios and networks. Our team has previously completed the following shows with a loyal fan base:

•	Star Trek: Of Gods & Men
•	Star Trek: Renegades
•	Renegades: The Requiem
•	Cozmo’s
•	Nichelle Nichols: Trek Memories

Our Business Model

Atomic Studios utilizes a proven business model of a streaming service, as well as the creation of original content creation and putting the fans in the driver’s seat. Fans and supporters will have the opportunity to be involved in the productions as well as creating their own content that may be distributed via the Atomic Studios platform.

Revenue will be generated by the following:

•	Monthly subscriptions. Viewers do not have to sit through commercials.
•	Merchandise sales. Based on our original content and characters. Ranging from T-Shirts to games to toys and replica props.
•	Product placement.
•	Events & appearances. This may include private screenings, creating our own conventions or sending our actors on tour to meet their fans and sign autographs.
•	Non-paid programming. We will also have shows that may be watched outside of our paid subscription service and will be monetized by ad support.

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THE NEW PLATFORM SCENARIO

Atomic Studios platform will enable on demand TV and movie streaming experiences for its global audience. It will also contain a publishing platform for user owned content allowing for a direct subscription model.

Many networks have lost touch with their core community for this reason. G4 (Tech TV) started as a network for gamers and techies and died with shows like ‘Cops’ and ‘The American Ninja Warrior’ in its roster. MTV is no longer about music. SyFy Channel has alienated their fan base with ‘Sharknado,’ wrestling, and a lackluster line-up of programming. Fox broke millions of hearts when they cancelled ‘Firefly’. It is obvious publishers are focused on the bottom line at the expense of their audiences.

Audiences are in grave need of new, community-driven ways to consume, fund and produce content. There’s a new trend where fans directly support artists through recurring subscription models and crowdfunding. Atomic Studios will be a safe space for communities to gather around and support niche content. Initially, we’re uniting Sci-Fi and other future-focused content under one roof. Fan-driven tribes (like Firefly) that have been historically abandoned will now have a home. Here they can express their creativity and support to fellow enthusiasts and creators.

According to Streaming Media.com “Subscription services currently make up the largest share of online video revenues...” By 2021, there will be 383 million Streaming Video On-Demand (SVOD) subscriptions around the world. The number was 21 million in 2010, and 163 million at the end of 2015. This figure counts gross subscriptions. It’s common in some countries for a household to have multiple SVOD subscriptions. Global subscription streaming revenues are set to double to $35 billion by 2021.

Online video consumption is growing exponentially around the world. A large factor in this is the proliferation of smartphones. Deloitte predicts that there will be 4.6 billion smartphones in the market by 2019, up from 2 billion in 2014. Currently, 1.5 billion people watch 45 minutes of video on smart phones a day.

The shift to digital media has caught the attention of advertisers, who are pouring more of their budgets into online video. By 2020, 36% of advertising will be spent on digital formats, up from 28% in 2015.

The online streaming audience is young, with three quarters of all millennials streaming TV shows or movies monthly.

Sci-Fi and fantasy content have recently shown to be rapidly growing in demand and as a result is being produced by platforms like Netflix. Nearly one-third (29%) of Netflix’s $9 billion production budget is for Sci-Fi alone. This is a massive emerging content category. According to a recent study of Netflix by Ampere Analytics: “Sci-fi and fantasy" became the most popular genre of Netflix original show in Q1 of 2018, and the streaming service has been able to "anticipate" an increase in demand for the genre by rapidly expanding its production of original sci-fi and fantasy shows and movies. The genre overtook comedy as the most popular Netflix original category, with 12% of subscribers choosing it as their favorite genre of show.”

The Atomic Core platform is meant to blend the best features from established successful platforms. The 3 key user types on the Atomic Studios platform:

•	Subscriber/Premium Access Member - are incentivized to sign up for the network, participate in the community and experience streaming content.
•	Content Creators - have a platform to host original content and media, receive distribution (to the community) and funding while earning a living doing what they love.
•	Influencers (a subset of Content Creators) - are very active in the community, they could be celebrities (actors, actresses), social media phenoms, mega fans and any other interested stakeholder with a certain threshold of an audience who are allowed to perform Masterclasses.

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Atomic Studios Membership Package - Cool gear provided like Pins, Clothing, Digital Collectibles, Collateral, Merchandise, Official Membership card for joining. By posting on social media and referring friends and family members to Atomic Studios and the Atomic.video site, subscribers will receive Atomic Tokens or Incentive Loyalty points (these will not use blockchain technology and will have no monetary value) giving these recipients the opportunity to join Atomic Studios Fan Clubs. These are not transferrable between user accounts. Using Atomic Tokens to pay for your subscription will unlock your Rocketeer status, opening your extras the general public won’t have access to. Move up the ranks to our most elite member group and become an Atomic Squad Member with additional access to largest selection of fan-exclusive extras, additional perks and benefits not available to anyone else.

ATOMIC TV STREAMING SERVICE

Atomic will be a cutting-edge entertainment company not locked into traditional network or cable rules. Our programming breaks those established parameters.

•	Currently there are 1.5 billion users that access 5 billion videos via their mobile devices on a daily basis. This will be the core audience for our streaming service.

•	We are experienced in producing high quality programs for pennies on the dollar, compared to the studio method. We have, and will continue to, scour the planet for the best talent. They are independent spirits with a passion and determination to create great programming.

•	Our non-scripted programs will not only be entertaining, inspiring and enlightening, but will also be easily digestible in 5 to 15-minute bitesize segments. As a streaming platform, Atomic will not be dictated by advertisers or linear programming slots.

•	We will be scouring the planet for original content that will enable a platform for user-owned projects.

•	We will acquire well-known films, documentaries and television series. We currently have an agreement for a 250-film and television episode library including several television series.

PROPOSED PROGRAMMING
LINE UP FOR ATOMIC TV

The following details the planned original content for Atomic TV and are in no particular order of release and/or future production date. Long-form series are conceived as hour long content, while short-form content will be conceived as being fifteen minutes or less in length.

COMPLETED FEATURES

The following two completed feature productions have been filmed by the producers under non-affiliated production companies. These two films are being provided license free and Atomic TV will stream them at no charge to the public (both subscribers and non-subscribers).

STAR TREK: OF GODS & MEN - Thirteen years have passed since Captain Kirk was swept away by the Nexus. The remaining crew members of the original USS Enterprise have gone their separate ways. Captain Uhura and Captain Chekov, along with Captain Harriman of the Enterprise-B, come together for a special dedication in honor of Kirk's Enterprise. Their reunion is cut short when they receive a distress call from a mysterious planet, that presses the three friends to embark on a mission that will change their lives forever.

STAR TREK: RENEGADES - Set a decade after the U.S.S Voyager's return to Earth, a rag-tag crew of renegades and outcasts must covertly work with Admiral Chekov and Tuvok to stop forces threatening the Federation from outside, and within.

There will be no impact on the Company should these two films be removed from its Content Library since they will not be monetized.

SERIES IN DEVELOPMENT

The following are conceptualized properties that have yet to be produced.

RENEGADES - Gene Roddenberry envisioned a universe where mankind could live in peace, where they could explore, and where they could boldly seek out new worlds. “Renegades” is an extension and re-visioning of Gene’s hopeful future.

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FREE SPACE - Set 150 years in the future, this adrenalin-charged science fiction series explores the lives of humans who can recode their DNA to become completely new and different beings. These humans fled into the vastness of Free Space to avoid persecution by a ruthless United Earth government, whose goal to preserve their version of the human race now threatens to destroy humanity.

SKYJACKED - In this compelling series, Manhattan is ripped from the surface of the Earth and placed under a huge, clear dome. The trapped residents can see dozens of similarly trapped alien cities but are clueless as to the aliens’ purpose. As the captives plot their escape, they discover the worst is yet to come.

SINGULARITY - Dying from terminal cancer, the world’s leading futurist, AI expert and Singularity proponent, Ray Kurzway enlists an eclectic team of rogue scientists, military ops specialists and tech experts to reach singularity and personal immortality before governments stop all new nanotech and AI experiments.

SHORT FORM CONTENT (5-15 MINUTES) IN DEVELOPMENT

HOW TO BUILD A RAY GUN - A series that instructs our audience how to build real-life, working versions of the amazing futuristic devices seen in science fiction movies, books, and TV shows. Hosted by Marina Sirtis of Star Trek: The Next Generation.

WHERE’S MY JETPACK - An entertaining news program, hosted by Tim Russ of Star Trek: Voyager, discussing the history and the current development of future technology such as flying cars and the personal jetpack. What happened to the future promised to us in the past?

GEEK WARS - Using actors and special effects to recreate the look and sound of famous film and TV franchise characters, pitting them in battle against each other. We'll be using HD digital cameras to essentially shoot a mini-movie sequence.

FLOATERS - Meet the Floaters - inhabitants of a ramshackle settlement orbiting Earth, in a neighborhood known to locals as Dymaxion City. A laugh out loud sci-fi comedy.

WHERE ARE THE ALIENS - A news-entertainment series reporting on the exciting research being done to scour our universe for signs of extraterrestrial life. Interviews with scientists and researchers discussing their methodology to locate and identify potential alien life.

HOW TO SURVIVE A ROBOT UPRISING - Each episode examines the history of a famous sci-fi apocalyptic scenario using clips from movies and television. Highly enlightening and entertaining.

THE FUTURE IS HERE - An informative series showcasing the latest technological innovations and breakthrough scientific advancements. Will include visits to tech companies for on-site demos and interviews with a variety of tech creators.

THE PRIVATE SPACE RACE - A news-entertainment web series focused on the history, current projects, and the future plans of billionaire entrepreneurs hoping to send a new generation of civilian astronauts into space!

MAY THE FORCE BE WITH YOU - A talk show to discuss all things Star Wars – the groundbreaking original trilogy, the infamous prequels, TV Specials, animated series, the new trilogy and beyond!

THE COMING SINGULARITY - A show that explores all the imaginative, transformative, possibilities of The Singularity -- Ray Kurzweil’s prediction of the future merger of man and machine.

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MARS OR BUST - A series of ongoing news reports on the race between Elon Musk, Jeff Bezos, NASA, China, and United Arab Emirates to send the first human to Mars.

COLLECTOR’S UNIVERSE - A weekly entertainment series exploring the amazing science fiction and fantasy collections of the most obsessive collectors as well as the world of high-end Pop Culture collectibles.

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ATOMIC FAN CLUB MEMBERSHIPS

Our token holders will have the opportunity to join Atomic Studios Fan Clubs. We’ll offer three tiers of fan club value. Each club offers a different set of exclusive rewards:

The entry-level group, designated, ATOMIC SQUAD, offers a limited number of extras. The Intermediate group, ATOMIC ROCKETEERS, offers you more extras. But the Elite Group, ATOMIC BOOSTERS, offers the largest selection of fan exclusive extras available to the public.

By posting on social media and referring friends and family members to Atomic Studios and the Atomic.video site, subscribers will receive Atomic Tokens or Incentive Loyalty points giving these recipients the opportunity to join Atomic Studios Fan Clubs. We’ll offer three tiers of fan club value. Each club offers a different set of exclusive rewards:

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MARKETING

For fans of niche content, cancellations are an unfortunate and consistent reality as traditional publishers grab for more and more dollars and bigger audiences (even at the expense of mega passionate fan bases). So, what’s a fan to do? Leaving the decisions to the executives (even if they like the shows), doesn’t guarantee content longevity. When FOX cancelled Firefly, Gail Berman, former President of Entertainment at FOX said: “It was a number of things. It was a wonderful show and I loved it and I loved working with him on it but that was a big show, a very expensive show and it wasn’t delivering the numbers.”

The problem is that network studios are structured like banks. They don’t listen to content creators and excited fans, they listen to advertisers, shareholders and corporate executives. There is truly a disconnect. Modern social media channels like Facebook and YouTube have filled the gap in recent decades but now they are bringing back interruption marketing (and reduced artist revenues paid out).

This is annoying users and causing creators to leave in frustration. Atomic Studios is comprised of 8 audience groups. The groups overlap with each other but should be managed in separate lanes with separate goals, timelines, and messaging. The separation of messaging should be deliberate.

Investors should receive collateral tailored to their needs, while in-network audience members should be communicated to in a way that’s appropriate for a Sci-Fi entertainment platform.

Alternate Audience Migration (Renegades, Firefly, other Sci-Fi universes converted to Atomic Core)

•	Content Creators
•	Content Consumers Focus on social media communities dedicated to abandoned Sci-Fi programming. Community management and communications with community moderators. Social media content explaining AN benefits and onboarding process.

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DESCRIPTION OF PROPERTY

Atomic Studios, Inc. mailing address: 1140 Highland Ave #222, Manhattan Beach, CA 90266.

Legal Proceedings

There are no legal proceedings against us. We may from time to time be involved in various claims and legal proceedings of a nature we believe are normal and incidental to temporary employee staffing business. These matters may include product liability, intellectual property, employment, personal injury cause by our employees, and other general claims. We accrue for contingent liabilities when it is probable that a liability has been incurred and the amount can be reasonably estimated. We are not presently a party to any legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

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MANAGEMENT’S AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of our operations together with our consolidated financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors”, “Cautionary Statement Regarding Forward-Looking Statements” and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Critical Accounting Policies and Recently Issued Accounting Pronouncements.

The following Management’s Discussion and Analysis (‘MD&A”) is intended to help the reader understand the results of operations and financial condition of Atomic Studios, Inc. F/K/A Destination Television, Inc., MD&A is provided as a supplement to, and should be read in conjunction with, our financial statements and the accompanying notes to the financial statements.

Forward Looking Statements

Certain information included in this and other materials filed or to be filed by us with the Securities and Exchange Commission (as well as information included in oral statements or other written statements made or to be made by us or our management) contain or will contain, forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. The words "believe," "expect," "anticipate," "estimate," project" and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to publicly update or revise any forward-looking statements. Such forward-looking statements are based upon management's current plans or expectations and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and our future financial conditions and results. As a consequence, actual results may differ materially from those expressed in any forward-looking statements made by or on behalf of us as a result of various factors.

Plan of Operation

Atomic Studios, Inc. (the "Company" or the "Registrant") was incorporated in the State of Wyoming in 2019.

Management’s Discussion and Analysis

The Company has been concerned with start-up operations. We will need further financing to grow operations to full functionality. We believe $1 million will be needed to grow operations to hire a full-time staff, create the channel and procure a modest library as well as create limited exclusive content. We are currently not operating at these levels and, therefore, do not require much to operate.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

Quantitative and Qualitative Disclosures about Market Risk

In the ordinary course of our business, we are not exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates, or that may otherwise arise from transactions in derivatives.

The preparation of financial statements in conformity with GAAP requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company’s significant estimates and assumptions include the fair value of the Company’s Class A Common Stock, stock-based compensation, the recoverability and useful lives of long-lived assets, and the valuation allowance relating to the Company’s deferred tax assets.

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Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

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Dividends

We do not intend to retain future earnings to support our growth. Any payment of cash dividends in the future will be dependent upon: the amount of funds legally available; therefore, our earnings; financial condition, capital requirements, and other factors which our board of directors deems relevant.

Legal Proceedings

We may from time to time be involved in various claims and legal proceedings of a nature we believe are normal and incidental to temporary employee staffing business. These matters may include product liability, intellectual property, employment, personal injury cause by our employees, and other general claims. We will accrue for contingent liabilities when it is probable that a liability has been incurred and the amount can be reasonably estimated. We are not presently a party to any legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

Employees

We currently have two employees including officers and directors.

Personnel will be added on an as-needed basis. These personnel can include executive management, salespersons, engineers, chemists, hydrologists, quality control technicians, transportation experts, managers and in most instances outsourced processes.

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MANAGEMENT

The following table sets forth information regarding our executive officers, directors and significant employees, including their ages as of July 2, 2019.

Name and Principal Position	Age	Term of Office	Approximate hours per week

Sky Conway, Chief Executive Officer and Director	61	Since July 2019	60
Frank Zanca, Chief Operating Officer, Chief Financial Officer, Director	50	Since July 2019	50

The directors and officers as of July 2, 2019, are set forth below. The directors hold office for their respective term and until their successors are duly elected and qualified. Vacancies in the existing Board are filled by a majority vote of the remaining directors. The officers serve at the will of our Board of Directors.

Mr. Conway and Frank Zanca will be devoting limited part-time hours with other businesses and ventures, which are complimentary and not in conflict with Atomic Studios.

Set forth below is the name of our director and officer, all positions and offices held, the period during which he has served as such, and the business experience during at least the last five years:

Sky Conway, Chief Executive Officer and Director

4/19-Present CEO – Atomic Studios, Inc. – Streaming network in the science and sci-fi genres.

03/19-Present CEO – AtomiCon, LLC. – Celebrity managements, booking conventions as well as production of live events and entertainment.

06/14-Present Attorney – Conway Law Group PC – Law Firm specializing in business Law.

05/14-08/18 CEO – ST Renegades, LLC./ Renegade Studios – Production of independent films and shows.

Sky Conway is an award-winning producer, creator, screenwriter, author, futurist, attorney, and serial entrepreneur. One of Sky’s many talents is his ability to produce high-quality, crowd-pleasing, science fiction at a fraction of the cost of Hollywood studios and networks. A visionary filmmaker, Sky conceived, produced, and co-wrote the highly regarded Star Trek: Of Gods & Men.

Star Trek: Of Gods & Men was the first independent feature-length Trek film, starring TV and film legends: Nichelle Nichols, Walter Koenig, Grace Lee Whitney, Garrett Wang and Alan Ruck. Directed by Star Trek’s Tim Russ, the pilot was viewed online by millions of fans and featured in both The Wall Street Journal and Vanity Fair. Sky also conceived, co-wrote, and produced the acclaimed Star Trek: Renegades and its much-anticipated sequel Requiem which he co-wrote and produced. Before he became a filmmaker, Sky had extensive experience in film and television merchandising. He’s overseen the manufacture and distribution of over one hundred products and high-end entertainment collectibles for the industry’s most recognizable brands, including Star Wars and Star Trek.

Sky has produced many successful live events and genre conventions including Jimmy Doohan’s (Scotty from Star Trek) Farewell Show and Neil Armstrong, the first man to walk on the Moon was the Keynote Speaker. He’s also a licensed Attorney for over 30 years focusing on business startups and entertainment.

He is the present secretary of Galactic Adventures, who will assist in attaching talent to production of the video briefings as well as finding a store-front location and helping with the start up phase of the business.

Frank Zanca, Chief Operating Officer, Chief Financial Officer, Director

FRANK ZANCA

Frank Zanca is an accomplished award-winning professional with excellent work ethics. Strong organizational and creative skills and a rigid commitment to goal achievement. Dynamic achiever employing more than 10 years of progressive accomplishments in budget, planning and implementation. A catalytic problem-solver who thinks logically, values creativity and focuses on the quality of the end product. Dependable and dedicated individual, able to motivate diverse casts and crews. Innovative, with a creative and open mind. Award-Winning Producer/Executive Producer, Line-Producer, UPM, Writer.

Previous Experience:

05/06-03/19 - CFO-Action Marketing Solutions- Online marketing company, sale of leads, generate traffic Websites, email, and direct mail marketing.

03/19-Present CFO -Atomic Studios, Inc. – Working with projects, donors, and helping run crowd funding campaigns as well as helping creatively.

10/18-11/18 Production Coordinator - Hollywood Christmas Parade - Associated Television and the CW Hosted by Erik Estrada.

12/18-01/19 Audience Coordinator - Masters of Illusion- Associated Television and the CW. Hosted by Dean Cain.

06/18-08/18 - Line Producer - Silent Life - Sherilyn Fenn, Paul Rodriguez & Terry Moore.

05/17-08/17 - Line Producer - The Orchard - Tom Sizemore and Jay Mohr

06/16-08/16 - Producer Star Trek: Renegades-Episodes 2 & 3 - Directed by Tim Russ, starring Walter Koenig, Terry Farrell, Robert Beltran, Chasty Bellesteros, Nichelle Nichols, Corin Nemec0

4/15-05/15 - Line Producer AT&T: This Me - Commercial.

01/15-03/15 Line Producer Cozmo's -Syfy Pilot - starring Drake Bell, Ethan Phillips, Claudia Christian, Renee Olstead, Robert Picardo

03/13-04/14 - Line Producer - Star Trek: Prelude to Axanar - Star Trek Pilot.

Starring Richard Hatch (Battlestar Galactica), Tony Todd (Candyman), Kate Vernon (Battlestar Galactica, The 100)

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Frank Zanca began working in local television at the age of 22 when he became a Promotional Producer for an ABC affiliate. During that time he wrote and produced thirty-second spots for the newscast and syndicated shows such as Geraldo and Sally Jesse Raphael.

Frank created and wrote two different comic book series, which were distributed internationally, namely Destiny Aurora and Shadow Raven. Destiny Aurora: Renegades Board Game raised almost $100,000 through crowdfunding and is currently being distributed through Target and Wal-Mart. His novels include: Destiny Aurora, Destiny Aurora: The Visarath War Parts I & II, The Awakening, Escape from Berlin: the Diane Jacob's Story, Shadow Raven: The Sabre’s Edge.

In addition, he partnered with Timothy Ryder, the producer of such hits as That ‘70s Show and 3rd Rock from the Sun, and together produced two pilots (Sunset Stand Up & Just the Three of Us) along with a webisode revival of the ‘80s television show Greatest American Hero with the approval of the Cannell Company. Together they launched a website geared entirely towards airing independently produced pilots.

He is a present team member of Galactic Adventures, who will creating and writing the various escape room scenarios as well as assisting with the start up phase of the operation.

THE TEAM

Celebrity team members – Walter Koenig, Nichelle Nichols, and Marina Sirtis will not only be spokespeople, but will also star, narrate and host certain shows as needed. They may also do media interviews regarding Atomic Studios.

Scientists – David Brin, Ethan Siegal, Seth Shostak, Dr. Erin MacDonald, and Harry Kloor will be consultants and hosts on non-fictional original shows dealing with elements of science, future technology and astronomy.

Writers – Kevin J. Anderson, John Stith, and Alan Cross, will be used to speak about current books being published as well as help write plots for fictional original content. They may also assist in writing copy as needed.

WALTER KOENIG

Walter Koenig is a superlative actor, director, screenwriter, novelist, acting professor, and comic book creator. Walter achieved enduring global fame with his iconic portrayal of Ensign Pavel Chekov in the original Star Trek television series.

NICHELLE NICHOLS

Nichelle Nichols is a legendary actress, author, producer, singer, space activist, NASA Recruiter and spokesperson. She has a vibrant career in television and movies spanning six decades. In 1966, her ground-breaking role as Lt. Nyota Uhura on the original Star Trek TV series brought her enduring, international fame.

TIM RUSS

Tim Russ is a multi-talented actor, director, musician, singer, and screenwriter, best known to science fiction fans as Lieutenant Commander Tuvok on Star Trek: Voyager. Prior to his role on Voyager, Tim began his professional acting career in 1985, making appearances in a variety of popular television series, including Hill Street Blues, Thirtysomething, 21 Jump Street, Beauty and the Beast, The Fresh Prince of Bel-Air, and a reoccurring role as Principal Franklin in iCarly.

MIRINA SIRTIS

A British-American actress best known for her role as Counselor Deanna Troi on the television series Star Trek: The Next Generation and the four feature films that followed, as well as other appearances in the Star Trek franchise. Before her role in Star Trek, Sirtis was featured in supporting roles in several films. In the 1983, Faye Dunaway film, The Wicked Lady, she engaged in a whip fight with Dunaway. In the Charles Bronson sequel Death Wish 3, Sirtis' character is a rape victim. In the film Blind Date, she appears as a prostitute who is murdered by a madman.

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GARY GRAHAM

An American actor best known for his starring role as Detective Matthew Sikes in the television series Alien Nation and five subsequent Alien Nation television films. He had several guest-starring roles on Star Trek: Enterprise as the recurring character Ambassador Soval, Vulcan ambassador to Earth. He also guest-starred on Star Trek: Voyager, playing Ocampan community leader Tanis in the season 2 episode Cold Fire. He also played the role of Ragnar, in the fan production Star Trek: Of Gods & Men and continued this role in Star Trek: Renegades.

DAVID BRIN

David Brin is a scientist, inventor, and New York Times bestselling author. With books translated into 25 languages, he has won multiple Hugo, Nebula, and other awards. A film directed by Kevin Costner was based on David’s novel The Postman, with other works under option. David’s science-fictional Uplift Saga explores genetic engineering of higher animals, like dolphins, to speak and join our civilization. In Earth and Existence, David Brin explores near future trends that may transform our world.

KEVIN J. ANDERSON

Kevin J. Anderson was born and raised in the small town of Oregon, Wisconsin. He has written more than a hundred novels, several of which have appeared on national or international bestseller lists. He has over 20 million books in print in thirty languages. He has won or been nominated for numerous prestigious awards, including the Nebula Award, Bram Stoker Award, the SFX Reader’s Choice Award, the American Physics Society’s Forum Award, and New York Times Notable Book. He has written spin-off novels for Star Wars, StarCraft, Titan A.E., and The X-Files.

ETHAN SIEGEL

Ethan Siegel was born in New York, majored in three different things as an undergrad, and got his Ph.D. in theoretical physics. After postdoctoral research focusing on dark matter and cosmic structure formation and a number of teaching stints, he became a physics professor at Lewis & Clark College and a professional science communicator. He regularly appears on television and radio spots, teaching the world about the latest news and discoveries in science. Now focusing on writing and speaking full-time, his work has appeared in Discovery, Scientific American, The Wall Street

Journal, Esquire, ESPN.com, and NASA’s The Space Place.

SETH SHOSTAK

Seth Shostak is the Senior Astronomer at the SETI Institute in California and is part of the research team using large radio telescopes to search for evidence of intelligent life elsewhere. He has a BA in physics from Princeton University and a PhD in astronomy. Seth has appeared on hundreds of national and international TV and radio shows, and is host of the SETI Institute’s weekly, one-hour radio show, “Big Picture Science,” now broadcast on more than 100 stations in the U.S. and Canada.

JOHN E. STITH

John E. Stith, Best Selling Science Fiction Writer and mystery author, known for the scientific rigor he brings to adventure and mystery stories.

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HARRY KLOOR

Dr. Harry Kloor, American director, writer, scientist, film producer, and entrepreneur. He was the first person to be awarded two PhDs simultaneously in two distinct academic disciplines. He holds PhDs in Physics and in Chemistry, both earned at Purdue University.

ALAN CROSS

Alan’s television writing and producing credits include: Star Trek: Enterprise, Weird Science, Dawson’s Creek, Desperate Housewives, as well as numerous network and cable television pilots.

DR. ERIN MACDONALD

Erin Macdonald is an astrophysicist, aerospace engineer, and science fiction consultant. She hosts the YouTube channel, Dr. Erin Explains the Universe, teaches STEM through popular culture, and consults with science fiction creators.

Consultant Compensation

Generally, on signing of a consulting agreement, Consultant shall receive a fee of shares of Company Class A Common Stock. Such stock shall bear a restrictive legend. As further consideration, for future work done, Consultant shall receive the usual remuneration as agreed between the Parties at such time as Client shall need Consultant's services.

Family Relationships

There are no family relationships between any of our officers and directors.

Involvement in Certain Legal Proceedings.

None of the following events have occurred during the past five years and which are material to an evaluation of the ability or integrity of any director or executive officer: (1) A petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing; or (2) Such person was convicted in a criminal proceeding (excluding traffic violations and other minor offenses). No director, nominee for director, or executive officer has appeared as a party in any legal proceeding material to an evaluation of his ability or integrity during the past five years.

Board Composition

Our Board of Directors currently consists of three members. Each director of the Company serves until the next annual meeting of stockholders and until his successor is elected and duly qualified, or until his earlier death, resignation or removal. Our board is authorized to appoint persons to the offices of Chairman of the Board of Directors, President, Chief Executive Officer, one or more vice presidents, a Treasurer or Chief Financial Officer and a Secretary and such other offices as may be determined by the board.

We have no formal policy regarding board diversity. In selecting board candidates, we seek individuals who will further the interests of our stockholders through an established record of professional accomplishment, the ability to contribute positively to our collaborative culture, knowledge of our business and understanding of our prospective markets.

Board Leadership Structure and Risk Oversight

The Board of Directors oversees our business and considers the risks associated with our business strategy and decisions. The board currently implements its risk oversight function as a whole. Each of the board committees, when established, will provide risk oversight in respect of its areas of concentration and report material risks to the board for further consideration.

Code of Business Conduct and Ethics

Prior to one year from the date of this Offering’s qualification, we will be adopting a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. We will post on our website a current copy of the code and all disclosures that are required by law or market rules in regard to any amendments to, or waivers from, any provision of the code.

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EXECUTIVE COMPENSATION

The following table represents information regarding the total compensation our officers and directors of the Company as of August 31, 2019:

Name and Principal Position	Cash Compensation ($)	Other Compensation ($)	Total Compensation ($)

Sky Conway, Chief Executive Officer and Director	$0	$0	$0
Frank Zanca, Chief Operating Officer, Chief Financial Officer, Director	$0	$0	$0

Stock Options

Our stockholders have approved our Stock Option Plan, as previously adopted by our Board of Directors (the "Plan"). Under this Plan, our officers, directors, and/or key employees and/or consultants can receive incentive stock options and non-qualified stock options to purchase up to an aggregate of 1,000,000 shares of our Class A Common Stock. To date, no options have been issued. The Class B Common stockholders are not eligible for such options.

With respect to incentive stock options, the Plan provides that the exercise price of each such option must be at least equal to 100% of the fair market value of the Class A Common Stock on the date that such option is granted. The Plan requires that all such options have an expiration date not later than that date which is one day before the tenth anniversary of the date of the grant of such options (or the fifth anniversary of the date of grant in the case of 10% stockholders). However, with certain limited exceptions, in the event that the option holder ceases to be associated with the Company, or engages in or is involved with any business similar to ours, such option holder's incentive options immediately terminate.

Pursuant to the provisions of the Plan, the aggregate fair market value, determined as of the date(s) of grant, for which incentive stock options are first exercisable by an option holder during any one calendar year cannot exceed $100,000. No such options have yet been issued.

Bonus Plan for Executive Officers

Our Board of Directors has established an annual Bonus Plan for Executive Officers (the “Bonus Plan.”) Under the Bonus Plan, a Committee of the Board of Directors sets performance targets for key employees who are or may become executive officers. Such executives are eligible for a bonus only if they meet the performance standards set in advance by the Committee. Aggregate bonuses may not exceed ten percent of income before taxes and bonuses may not exceed $1 million per employee.

Management Stock Option Plan

Our Board of Directors has adopted a Management Stock Bonus Plan. The Plan provides that the Company shall establish a reserve of 1,000,000 shares of Class A Common Stock to be awarded to eligible salaried officers and directors. The Management Stock Bonus Plan Committee, composed of not less than three members, administers the Plan. The Board of Directors must review actions of the Committee. The Plan awards restricted stock to key executives. During the restricted period, the owner of the stock may not transfer the stock without first offering the Company the opportunity to buy back the stock at its issue price. In the first year of the restriction period, the Company has the right to buy back all of the awarded stock. In the second year, the Company has the right to buy back 75% of the awarded stock. After two years and until the end of the restriction period, a maximum of three years, the Company has the right to buy back 50% of the awarded stock. To date, the Company has not issued any Plan shares.

Mr. Conway and Mr. Zanca are the members of the Management Stock Bonus Plan committee.

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SECURITY OWNERSHIP OF MANAGEMENT
AND CERTAIN SECURITYHOLDERS

The following table sets forth certain information known to us regarding beneficial ownership of our capital stock as of November 1, 2019 for (i) all executive officers and directors as a group and (ii) each person, or group of affiliated persons, known by us to be the beneficial owner of more than ten percent (10%) of our capital stock.

Name of Beneficial Owner	Class of Stock	Shares Beneficially Owned	Percentage of Class Owned	Percentage of Class Owned After Offering

Sky Conway, Chief Executive Officer and Director	Class A Common Stock	12,000,000	100%	76%

Sky Conway, Chief Executive Officer and Director	Class B Common Stock	4,000,000	100%	20%

Total for Common Stock		16,000,000	100%

The address for all officers and directors is 1140 Highland Ave #222, Manhattan Beach CA 90266.

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CERTAIN RELATIONSHIPS AND
RELATED PARTY TRANSACTIONS

To the best of our knowledge, from inception to August 31, 2019, other than as set forth herein, there were no material transactions, or series of similar transactions, or any currently proposed transactions, or series of similar transactions, to which we were or are to be a party, in which the amount involved exceeds $120,000, and in which any director or executive officer, or any security holder who is known by us to own of record or beneficially more than 5% of any class of our Common Stock, or any member of the immediate family of any of the foregoing persons, has an interest (other than compensation to our officers and directors in the ordinary course of business).

The Company issued a note payable for $2,899, to shareholder of the Company, at zero interest, payable upon demand, unsecured and a note payable to an executive of the Company, at zero interest, payable upon demand, unsecured for $100.

We have adopted a related-party transactions policy under which our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our Common Stock, and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related-party transaction with us without the consent of our audit committee. If the related party is, or is associated with, a member of our audit committee, the transaction must be reviewed and approved by another independent body of our Board of Directors, such as our governance committee. Any request for us to enter into a transaction with a related party in which the amount involved exceeds $120,000 and such party would have a direct or indirect interest must first be presented to our audit committee for review, consideration and approval. If advance approval of a related-party transaction was not feasible or was not obtained, the related-party transaction must be submitted to the audit committee as soon as reasonably practicable, at which time the audit committee shall consider whether to ratify and continue, amend and ratify, or terminate or rescind such related-party transaction. All of the transactions described above were reviewed and considered by, and were entered into with the approval of, or ratification by, our Board of Directors.

The Company owes $12,754 to AtomiCon, LLC on a one year note.

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DESCRIPTION OF SECURITIES

The Common Stock

We are authorized to issue 20,000,000,000 shares of Common Stock, $0.0001 par value. The holders of Common Stock are entitled to equal dividends and distributions, with respect to the Common Stock when, as, and if declared by the Board of Directors from funds legally available for such dividends. No holder of Common Stock has any preemptive right to subscribe for any of our stock nor are any shares subject to redemption. Upon our liquidation, dissolution or winding up, and after payment of creditors and any amounts payable to senior securities, the assets will be divided pro rata on a share-for-share basis among the holders of the shares of Common Stock. All shares of Common Stock now outstanding upon completion of this Offering and conversion of any Preferred Stock, are, and will be, fully paid, validly issued and non-assessable.

The Common Stock is divided into two classes: Class A and Class B. There are 19,500,000,000 designated shares of Class A and 500,000,000 designated shares of Class B. The shares of each class of Common Stock are identical except that the holders of the Class B Common Stock shall be entitled to elect a majority of the board of directors and the holders of the Class A shall elect the remainder of the directors. Each share of Class B Common Stock shall be convertible at any time into one share of Class A Common Stock at the option of the holder.

Holders of our Common Stock do not have cumulative voting rights, so that the holders of more than 50% of the shares voting for the election of directors will be able to elect 100% of the directors if they choose to do so, and in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

The Company has never paid any dividends to shareholders of our Common Stock. The declaration in the future of any cash or stock dividends will depend upon our capital requirements and financial position, general economic conditions, and other pertinent factors. We presently intend not to pay any cash or stock dividends in the foreseeable future. Management intends to reinvest earnings, if any, in the development and expansion of our business. No dividend may be paid on the Common Stock until all Preferred Stock dividends are paid in full.

Preferred Stock

We are authorized by our Articles of Incorporation to issue a maximum of 1,000,000,000 shares of Preferred Stock. This Preferred Stock may be in one or more series and containing such rights, privileges and limitations, including voting rights, conversion privileges and/or redemption rights, as may, from time to time, be determined by our Board of Directors. Preferred stock may be issued in the future in connection with acquisitions, financings or such other matters as the Board of Directors deems to be appropriate. In the event that any such shares of Preferred Stock shall be issued, a Certificate of Designation, setting forth the series of such Preferred Stock and the relative rights, privileges and limitations with respect thereto, shall be filed. The effect of such Preferred Stock is that our Board of Directors alone, within the bounds and subject to the federal securities laws and the Florida Law, may be able to authorize the issuance of Preferred Stock which could have the effect of delaying, deferring or preventing a change in control of our Company without further action by the stockholders and might adversely affect the voting and other rights of holders of Class A Common Stock. The issuance of Preferred Stock with voting and conversion rights also may adversely affect the voting power of the holders of Class A Common Stock, including the loss of voting control to others. To date, no such Preferred Stock has been issued.

The Board of Directors is expressly vested with the authority to divide any or all of the Preferred Stock into series and to fix and determine the relative rights and preferences of the shares of each series so established, provided, however, that the rights and preferences of the various series may vary only with respect to:

(a)	the rate of dividend;

(b)	whether the shares may be called and, if so, the call price and the terms and conditions) of call;

(c)	the amount payable upon the shares in the event of voluntary and involuntary) liquidation;

(d)	sinking fund provisions, if any for the call or redemption of the shares;

(e)	the terms and conditions, if any, on which the shares may be converted;

(f)	voting rights; and

(g)	whether the shares will be cumulative, noncumulative or partially cumulative as to) dividends and the dates from which any cumulative dividends are to accumulate.

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The Board of Directors shall exercise the foregoing authority by adopting a resolution setting forth the designation of each series and the number of shares therein, and fixing and determining the relative rights and preferences thereof. The Board of Directors may make any change in the designations, terms, limitations or relative rights or preferences of any series in the same manner, so long as no shares of such series are outstanding at such time.

Within the limits and restrictions, if any, stated in any resolution of the Board of Directors originally fixing the number of shares constituting any series, the Board of Directors is authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of such series. In case the number of shares of any series shall be so decreased, the share constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

Certain Provisions

Certain provisions of our Articles of Incorporation and By-Laws may make it more difficult and time-consuming to acquire the Company, thereby reducing our vulnerability to an unsolicited proposal for our takeover. These provisions are outlined below.

Our Articles also contain restrictions regarding certain mergers, consolidations, asset sales and other "Business Combinations." "Business Combinations" are defined in the Articles of Incorporation. The above provisions could have the effect of depriving shareholders of any opportunity to sell their shares at a premium over prevailing market prices because takeovers frequently involve purchases of stock directly from shareholders at such a premium price. Further, to the extent these provisions make it less likely that a takeover attempt opposed by our incumbent Board of Directors and management will succeed, the effect could be to assist the Board of Directors and management in retaining their existing positions. In addition, our Articles also provide that the provisions outlined herein cannot be amended, altered, repealed, or replaced without a "super-majority" vote or the approval of a majority of Continuing Directors.

Among other provisions that might make it more difficult to acquire us, we have adopted the following:

Staggered Board. Our Board of Directors has been divided into three classes of directors. The term of one class will expire each year. Directors for each class will be chosen for a three-year term upon the expiration of such class’s term, and the directors in the other two classes will continue in office. The staggered terms for directors may affect the stockholders’ ability to change control of the Company even if a change in control were in the stockholders’ interest.

Preferred Stock. Our charter authorizes the Board of Directors to issue up to 1,000,000,000 shares of Preferred Stock and to establish the preferences and rights (including the right to vote and the right to convert into shares of Class A Common Stock) of any shares issued. The power to issue Preferred Stock could have the effect of delaying or preventing a change in control of the Company even if a change in control were in the stockholders’ interest.

Our Articles also authorize the Board of Directors to oppose a tender offer on the basis of factors other than economic benefit to our shareholders. Among the factors that may be considered are the impact our acquisition would have on the community, the effect of the acquisition upon our employees and the reputation and business practices of the tender offeror.

Our Articles of Incorporation also contain restrictions regarding certain merger, consolidations, asset sales and other "Business Combinations" involving the Company or its subsidiaries. Business Combinations are defined in the Articles as (a) any merger or consolidation by us with an Interested Stockholder, (defined as a holder of at least 10% of our voting stock with certain exceptions), or (b) any sale, lease or similar disposition to an Interested Stockholder of any of our assets constituting at least 5% of our total assets, or (c) the issuance or transfer by the Company of any of our stock to an Interested Stockholder in return for cash or other property, being at least 5% of our total assets, or (d) adoption of any plan to dissolve or liquidate the Company proposed by an Interested Stockholder, or (e) any reclassification of stock or recapitalization of the Company or merger whereby the percentage of outstanding shares of any Interested Stockholder is increased.

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Business Combinations with an interested Stockholder must be approved by the holders of 80% of the voting power of our outstanding shares, unless (a) the Business Combination is approved in advance by those persons then on the Board of Directors who were directors immediately prior to the time the Interested Stockholder (or certain of its predecessors) first became an Interested Stockholder and who would have constituted a majority of the Board at that time (a "Majority of the Continuing Directors"), or (b) certain minimum "fair price" requirements are met. In evaluating a Business Combination, the Board of Directors may consider the financial aspects of the offer, the long-term interests of our shareholders, past and present market values of the shares, our prospects, the prospect of obtaining a better offer, the impact, if the offer is partial or two-tier, on the remaining shareholders and our future (especially with regard to the background of the offeror), the value of non-cash consideration, legal matters, the effect of the transaction on our customers and local community interests.

The above provisions could have the effect of depriving shareholders of any opportunity to sell their shares at a premium over prevailing market prices because takeovers frequently involve purchases of stock directly from shareholders at such a premium price. Further, to the extent these provisions make it less likely that a takeover attempt opposed by our incumbent Board of Directors and management will succeed, the effect could be to assist the Board of Directors and management in retaining their existing positions. In addition, our Articles of Incorporation also provide that the provisions outlined herein cannot be amended, altered, repealed, or replaced without the "super- majority" vote described above or the approval of a majority of the Continuing Directors as defined above.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain any future earnings for use in the operation of our business and do not intend to declare or pay any cash dividends in the foreseeable future. Any further determination to pay dividends on our capital stock will be at the discretion of our Board of Directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our Board of Directors considers relevant.

Since our inception, we have not paid any dividends on our Class A Common Stock, and we currently expect that, for the foreseeable future, all earnings (if any) will be retained for the development of our business and no dividends will be declared or paid. In the future, our Board of Directors may decide at their discretion, whether dividends may be declared and paid, taking into consideration, among other things, our earnings (if any), operating results, financial condition and capital requirements, general business conditions and other pertinent facts.

SECURITIES OFFERED

Current Offering

Atomic Studios, Inc. (“Atomic Studios, Inc.,” “We,” or the “Company”) is offering up to $50,000,000 total of Securities, consisting of Class A Common Stock, $0.0001 par value (the “Class A Common Stock” or collectively the “Securities”).

The Class A Common Stock

We are authorized to issue 20,000,000,000 shares of Common Stock, $0.0001 par value. The holders of Class A Common Stock are entitled to equal dividends and distributions, with respect to the Class A Common Stock when, as, and if declared by the Board of Directors from funds legally available for such dividends. No holder of Class A Common Stock has any preemptive right to subscribe for any of our stock nor are any shares subject to redemption. Upon our liquidation, dissolution or winding up, and after payment of creditors and senior securities, the assets will be divided pro rata on a share-for-share basis among the holders of the shares of Class A Common Stock. All shares of Common Stock now outstanding upon completion of this Offering are, and will be, fully paid, validly issued and non-assessable.

Holders of our Class A Common Stock do not have cumulative voting rights, so that the holders of more than 50% of the shares voting for the election of directors will be able to elect 100% of the directors if they choose to do so. In that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

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Class B Common Stock

Voting Rights. The holders of the Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. The holders of the Class B Common Stock are entitled elect a majority of the board of directors. Wyoming law provides for cumulative voting for the election of directors. As a result, any shareholder may cumulate his or her votes by casting them all for any one director nominee or by distributing them among two or more nominees. This may make it easier for minority shareholders to elect a director.

Dividends. Subject to preferences that may be granted to any then outstanding preferred stock, holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor as well as any distributions to the shareholders. The payment of dividends on the Common Stock will be a business decision to be made by our Board of Directors from time to time based upon results of our operations and our financial condition and any other factors that our Board of Directors considers relevant. Payment of dividends on the Common Stock may be restricted by loan agreements, indentures and other transactions entered into by us from time to time.

Liquidation Rights. In the event of our liquidation, dissolution or winding up, holders of Common Stock are entitled to share ratably in all of our assets remaining after payment of liabilities and the liquidation preference of any then outstanding preferred stock.

Absence of Other Rights or Assessments. Holders of Common Stock have no preferential, preemptive, conversion or exchange rights. There are no redemption or sinking fund provisions applicable to the Common Stock. When issued in accordance with our articles of incorporation and law, shares of our Common Stock are fully paid and not liable to further calls or assessment by us.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this Offering, there has been a limited market for our Common Stock. Future sales of substantial amounts of our Common Stock, or securities or instruments convertible into our Common Stock, in the public market, or the perception that such sales may occur, could adversely affect the market price of our Common Stock prevailing from time to time. Furthermore, because there will be limits on the number of shares available for resale shortly after this Offering due to contractual and legal restrictions described below, there may be resales of substantial amounts of our Common Stock in the public market after those restrictions lapse. This could adversely affect the market price of our Common Stock prevailing at that time.

Upon completion of this Offering, assuming the maximum amount of shares of Common Stock offered in this Offering are sold, there will be 26,706,000 shares of our Common Stock outstanding.

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least twelve months, in the event we are a reporting company under Regulation A, or at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

•	1% of the number of shares of our Common Stock then outstanding; or

•	the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

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Transfer Agent

Mountain Share Transfer, LLC.

P.O. Box 191767, Atlanta, Ga. 31119

Erik S. Nelson

LEGAL MATTERS

Certain legal matters with respect to the shares of Common Stock offered hereby will be passed upon by Donnell Suares, Esq. of Brooklyn, New York.

EXPERTS

______

The financial statements dated as of August 31, 2019 included in this Offering Circular have been audited by Dennis Duncan & Covington, LLP, an independent registered public accounting firm, 10880 Wilshire Blvd Suite 1101, Los Angeles, CA 90024, (424) 256-8778 (213) 944-2678, as stated in their report appearing herein. Such financial statements have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of Class A Common Stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the Class A Common Stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

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Report of Independent Registered Public Accounting Firm

Board of Directors

Atomic Studios, Inc.

Manhattan Beach, California

We have audited the accompanying financial statements of Atomic Studios, Inc. (a corporation organized in Delaware) (the "Company"), which comprise the balance sheet as of August 31, 2019, and the related statements of income, stockholders' equity, and cash flows for the period of July 2, 2019 (inception) and August 31, 2019, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of the Company's financial statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion.

An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of August 31, 2019, and the results of its operations, stockholders' equity and its cash flows for the period July 2, 2019 (inception) through August 31, 2019 in accordance with accounting principles generally accepted in the United States of America.

Going Concern

As discussed in the Notes and Additional Disclosures, certain conditions indicate the Company may be unable to continue as a going concern. The accompanying financial statements do not include any adjustments which might be necessary should the Company be unable to continue as a going concern. Our conclusion is not modified with respect to that matter.

/s/ Dennis Duncan & Covington LLP

Dennis Duncan & Covington LLP

Los Angeles, California

October 25, 2019

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Atomic Studios, Inc.

Balance Sheet

As of August 31, 2019

Assets
Cash in bank	$100

Total Assets	$100

Liabilities
Notes Payable	$7,999

Total Liabilities	7,999

Stockholders’ Equity
Capital Stock:
Preferred Stock, 1,000,000,000 shares authorized, zero shares issued and outstanding with a par value of $.0001	–
Common Stock, 19,500,000,000 shares Class A, authorized, 12,605,000 issued and outstanding at a par value of $.0001	1,260
Common Stock, 500,000,000 shares Class B, authorized, 4,000,000 issued and outstanding at a par value of $.0001	400
Accumulated deficit	(7,899)
Total Equity	(6,239)
Total Liabilities and Stockholders’ Equity	$100

See accompanying Auditor’s Report and Notes to Financial Statements

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Atomic Studio, Inc.

Statement of Operations

From Inception July 2, 2019 to August 31, 2019

Revenues	$–

Operating Expenses:
Professional fees	2,600
Taxes & licenses	189
Management fees	5,000
Postage	110
Total operating expenses	6,239

Operating loss	(6,239)

Provision for income taxes	–

Net loss	$(6,239)

See accompanying Auditor’s Report and Notes to Financial Statements

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Atomic Studio, Inc.

Statement of Stockholder Equity

From Inception July 2, 2019 to August 31, 2019

Issued August 13, 2019	Par	Authorized	Issued and Outstanding	Total

Preferred Stock:	$.0001	1,000,000,000	–	$–

Common Stock:
Class A	.0001	19,500,000,000	12,605,000	1,260
Class B	.0001	500,000,000	4,000,000	400
	.0001	20,000,000,000	16,605,000	1,660

From July 2. 2019 through August 31, 2019

Accumulated deficit				(6,239)

Total stockholders’ equity Balance August 31, 2019				$(6,239)

See accompanying Auditor’s Report and Notes to Financial Statements

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Atomic Studio, Inc.

Statement of Cash Flows

From Inception July 2, 2019 to August 31, 2019

Cash flows from operating activities

Net loss	$(6,239)

Net Cash Used by Operations	(6,239)

Cash flows from financing activities:
Proceeds received from notes payable issued	7,999
Cash flows from financing activities	7,999
Net increase in cash	100

Cash, start of period	–

Cash, end of period	$100

Other Information:
None

See accompanying Auditor’s Report and Notes to Financial Statements

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Atomic Studios, Inc.

Notes to Financial Statements

August 31, 2019

Nature of Operations:

Atomic Studios, Inc. (the Company) was formed in the state of Wyoming on July 2, 2019 and operates from offices in Manhattan Beach, California. The Company, currently in a start-up mode, will be generating online streaming services geared towards the pop, sci-fi and science themes. The accounting policies of the company conform to generally accepted accounting principles.

Summary of significant accounting policies

Basis of Presentation:

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America ("GAAP").

Use of Estimates:

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the footnotes thereto. Actual results could differ from those estimates. It is reasonably possible that changes in estimates will occur in the near term.

Risks and Uncertainties:

The Company has a limited operating history. The Company's business and operations are sensitive to general business and economic conditions in the United States. A host of factors beyond the Company's control could cause fluctuations in these conditions. Adverse conditions may include: recession, downturn or otherwise, local competition or changes in consumer taste. These adverse conditions could affect the Company's financial condition and the results of its operations. As of August 31, 2019, the Company is operating as a going concern.

Cash and Cash Equivalents:

The Company considers short-term, highly liquid investment with original maturities of three months or less at the time of purchase to be cash equivalents. Cash consists of currency held in the Company’s checking account. As of August 31, 2019, the Company had $100 in a corporate checking account.

Revenue recognition:

Revenue will be generated from subscriptions to a streaming network aimed at a global audience coupled with advertising fees and merchandise sales and will be recognized as earned.

Expense recognition:

Expenses are recognition as incurred for office support and other expenses. Expenses will generally be paid when incurred.

Income Taxes:

Income taxes are provided for the tax effects of transactions reporting in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of receivables, inventory, property and equipment, intangible assets, cryptocurrency valuation and accrued expenses for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all the deferred tax assets will not be realized.

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Atomic Studios, Inc.

Notes to Financial Statements

August 31, 2019

The Company is taxed as a C Corporation for federal and state income tax purposes. As the Company has recently been formed, no material tax provision exists as of the balance sheet date.

The Company is current with its foreign, US federal and state income tax filing obligations and is not currently under examination from any taxing authority.

Concentration of Credit and Market Risks:

The Company will be engaged in the cyberspace arena, utilizing the internet for revenue generating and advertising. The Company will be subject to the competitive pressures of operating via the internet as well as continued worldwide demand for product produced as well as changes in technology.

Use of Estimates:

Financial statements prepared under generally accepted accounting principles require the use of management estimates and assumptions, which affect the reported amounts in the financial statements. Actual results could differ from those estimates and assumptions.

Debt:

As of August 31, 2019, the Company was obligated to the following:

Note payable, $5,000, to a private lender zero interest, payable upon demand, unsecured	$5,000

Note payable, $2,899, to shareholder of the Company, zero interest, payable upon demand, unsecured	2,899

Note payable to an executive of the Company, zero interest, payable upon demand, unsecured	100
7,999
Less, current portion	(7,999)

Long-term debt	$–

Stockholders’ Equity

Management Contract:

As of August 31, 2019, the Company maintained a verbal contract for management services with the CFO of the Company.

Advertising Expenses:

The Company expenses advertising costs as they are incurred.

Organizational Costs:

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.

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Atomic Studios, Inc.

Notes to Financial Statements

August 31, 2019

Recent Accounting Pronouncements:

In May 2014, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") No. 2014-09, "Revenue from Contracts with Customers". Under this guidance, revenue is recognized when promised goods or services are transferred to customers in an amount that reflects the consideration expected to be received for those goods or services. The updated standard will replace most existing revenue recognition guidance under U.S. GAAP when it becomes effective and permits the use of either the retrospective or cumulative effect transition method. Early adoption is not permitted. The updated standard for nonpublic entities will be effective after December 15, 2018, and interim periods within annual periods beginning after December 15, 2019. We are currently evaluating the effect that the updated standard will have on our financial statements and related disclosures.

In February 2016, FASB issued ASU No. 2016-02, Leases, that requires organizations that lease assets, referred to as "lessees", to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases with lease terms of more than 12 months. ASU 2016-02 will also require disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases and will include qualitative and quantitative requirements. The new standard for nonpublic entities will be effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020, and early application is permitted. We are currently evaluating the effect that the updated standard will have on our financial statements and related disclosures.

The FASB issues ASUs to amend the authoritative literature in ASC. There have been a number of ASUs to date, including those above, that amend the original text of ASC. Management believes that those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact our balance sheet.

Legal Matters:

Company is not currently involved with and does not know of any pending or threatening litigation against the Company or founders.

Going Concern:

These financial statements are prepared on a going concern basis. The Company began operation in 2019 and has limited operating history. The Company’s ability to continue is dependent upon management’s plan to raise additional funds (see subsequent events footnote) and achieve and sustain profitable operations. The financial statements do not include any adjustments that might be necessary if the Company is not able to continue as a going concern.

Securities Offering:

The Company is offering up to 180,000,000 shares of common equity in a securities offering planned to be exempt from SEC registration under Regulation A, tier 2. The Company has engaged with various advisors and other professionals to facilitate the offering who are being paid customary fees and equity interests for their work.

Related Party Transactions:

The Company has received working capital to cover expenses and costs while preparing for the securities offering from an unaffiliated company as of the balance sheet date. The balance of these covered costs are recorded as a liability of the Company.

As these are agreements between related parties, there is no guarantee that these rates or costs are commensurate with an arm’s-length arrangement.

Management’s Evaluation:

Management has evaluated subsequent events through October 25, 2019, the date the financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in the financial statements.

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PART III—EXHIBITS

Index to Exhibits

Exhibit	Exhibit Description
Number
2.1*	Articles of Incorporation
2.2*	By-Laws
3.1**	Incentive Stock Option Plan
4.1**	Form of Subscription Agreement
6.1*	Consulting Agreement between Ernesto Torres Almodovar and Atomic Studios, Inc.
6.2*	Consulting Agreement between Kevin J. Anderson and Atomic Studios, Inc.
6.3*	Consulting Agreement between David Brin and Atomic Studios, Inc.
6.4*	Consulting Agreement between Gary Graham and Atomic Studios, Inc.
6.5*	Consulting Agreement between Walter Koenig and Atomic Studios, Inc.
6.6*	Consulting Agreement between Dr. David Lieu and Atomic Studios, Inc.
6.7*	Consulting Agreement between Nichelle Nichols and Atomic Studios, Inc.
6.8*	Consulting Agreement between Dr. Seth Shostak and Atomic Studios, Inc.
6.9*	Consulting Agreement between Ethan Siegel and Atomic Studios, Inc.
6.10*	Consulting Agreement between Marina Sirtis and Atomic Studios, Inc.
6.11**	Employment Agreement of Frank Zanca
6.12**	Indemnification Agreement of Frank Zanca
6.13**	Employment Agreement of “Sky” Douglas Conway
6.14**	Indemnification Agreement of “Sky” Douglas Conway
6.15**	Annual Bonus Performance Plan for Executive Officers
6.16**	Form of Management Stock Bonus Plan
11.1 ***	Consent of Donnell Suares, Esq. (included in Exhibit 12.1)
11.2***	Consent of Dennis Duncan & Covington LLP
12.1 ***	Opinion of Donnell Suares, Esq.

* Filed with the Company’s Form 1-A on November 25, 2019.

** Filed with the Company’s Form 1-A Amendment on January 14, 2020

*** Filed Herewith

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manhattan Beach, California, on February 25, 2020.

(Exact name of issuer as specified in its charter):           Atomic Studios, Inc.

By (Signature and Title):	/s/ Douglas Conway, Chief Executive Officer (Principal Executive Officer)
“Sky” Douglas Conway

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

(Signature) /s/ Douglas Conway

                          “Sky” Douglas Conway

(Title) Chief Executive Officer (Principal Executive Officer)

(Date)            February 25, 2020

(Signature) /s/ Frank Zanca

                      Frank Zanca

(Title)     Principal Financial Officer, Principal Accounting Officer

(Date)            February 25, 2020

SIGNATURES OF DIRECTORS:

/s/ Douglas Conway

 “Sky” Douglas Conway

/s/ Frank Zanca

Frank Zanca

Date: February 25, 2020

III-2